AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biodexa Pharmaceuticals PLC

(Exact name of registrant as specified in its charter)

England and Wales	2834	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1 Caspian Point

Caspian Way

Cardiff, CF10 4DQ, United Kingdom

Tel: +44 29 20480 180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi

Puglisi & Associates

850 Library Ave., Suite 204

Newark, Delaware 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Jason S. McCaffrey

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

Telephone: (617) 542-6000

Facsimile: (617) 542-2241

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standard provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS—SUBJECT TO COMPLETION, DATED JUNE 6, 2024

2,486,270,400 Ordinary Shares Representing 6,215,676 American Depositary Shares

___________________

This prospectus relates to the resale from time to time, by the selling shareholders identified in this prospectus, of up to an aggregate of 2,486,270,400 ordinary shares, nominal value £0.001 per share, or Ordinary Shares, of Biodexa Pharmaceuticals PLC, or the Company, represented by 6,215,676 American Depositary Shares, or Depositary Shares, consisting of (1) 2,421,692,000 Ordinary Shares represented by 6,054,230 Depositary Shares, issuable upon the exercise of warrants issued in a May 2024 private placement, and (2) 64,578,400 Ordinary Shares represented by 161,446 Depositary Shares, issuable upon the exercise of warrant agent warrants issued in such private placement.

The selling shareholders are identified in the table commencing on page 56. Each Depositary Share represents 400 Ordinary Shares. No Depositary Shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the Depositary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares represented by Depositary Shares covered by this prospectus will go to the selling shareholders. However, we may receive proceeds from any exercise of warrants held by selling shareholders. See “Use of Proceeds.”

The selling shareholders may sell all or a portion of the Ordinary Shares represented by Depositary Shares from time to time in market transactions through any market on which our Depositary Shares are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution.”

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of our Depositary Shares on the NASDAQ Capital Market on June 5, 2024 was $0.99.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information”.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of the Depositary Shares means that information contained in this prospectus is correct after the date of this prospectus. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Unless the context specifically indicates otherwise, references in this prospectus supplement to “Biodexa Pharmaceuticals PLC,” “Biodexa,” “the Company,” “we,” “our,” “ours,” “us,” “the Group,” or similar terms refer to Biodexa Pharmaceuticals PLC and its consolidated subsidiaries.

For investors outside the United States: We have not taken any action to permit a public offering of the Depositary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Depositary Shares and the distribution of this prospectus outside of the United States.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our financial statements are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

We prepare our consolidated financial statements in British pounds sterling. Except as otherwise stated, all monetary amounts in this prospectus are presented in British pounds sterling.

In this prospectus, unless otherwise specified or the context otherwise requires:

•	“$” and “U.S. dollar” each refer to the United States dollar (or units thereof); and

•	“£,” “pence” and “p” each refer to the British pound sterling (or units thereof).

On March 27, 2023, following shareholder approval, we effected a one-for-20 reverse split of our ordinary shares, nominal value £0.02 per share, or Ordinary Shares, and our Ordinary Shares began trading on AIM, a market operated by the London Stock Exchange plc, or AIM, on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split. On March 24, 2023, our shareholders approved the cancellation of admission of our Ordinary Shares on AIM and this cancellation became effective on April 26, 2023.

Concurrently with the reverse split, and in order to continue meeting The NASDAQ Stock Market LLC’s, or NASDAQ, minimum 500,000 publicly held shares requirement pursuant to Rule 5550(a)(4), on March 27, 2023 we effected a ratio change in the number of Ordinary Shares represented by our American depositary shares, or Depositary Shares, from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share.

On June 14, 2023, we held our annual general meeting of shareholders, or June AGM, and our shareholders passed resolutions, among other procedural items, to approve the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares, or Shareholder Approval. On June 14, 2023, we also held a general meeting of shareholders, or June GM, and our shareholders passed resolutions to (x)(i) re-designate our deferred shares into A Deferred Shares, or the Re-Designation, and (ii) subdivide our Ordinary Shares of £0.02 nominal value each into one ordinary share of £0.001 nominal value and 19 B Deferred Shares of £0.001 nominal value each, each the Subdivision, which became effective on June 15, 2023 and (y) adopt new articles of association, or the Articles of Association, which make consequential amendments to the existing articles of association of the Company to reflect the Re-Designation and the Subdivision, together with certain other changes to reflect that the Ordinary Shares are no longer admitted to trading on AIM. As is standard for deferred shares, each B Deferred Share has very limited rights and is effectively valueless. The B Deferred Shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

On July 5, 2023, and in an effort to bring our Depositary Share price into compliance with NASDAQ’s minimum bid price per share requirement, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from five Ordinary Shares per Depositary Share to 400 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

The change in the number of Ordinary Shares resulting from the reverse stock split and change in the number of Depositary Shares (and the underlying Ordinary Shares) resulting from the change in ratio, including any changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, has been applied retroactively to all share and per share amounts presented in this prospectus, to the extent applicable. As a result of retroactively applying changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, the amount of Ordinary Shares issued in prior transactions may not equal the amount of Depositary Shares such Depositary Shares are currently exercisable for.

MARKET AND INDUSTRY DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies, and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts, and market research, which we believe to be reliable based on our management's knowledge of the industry. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and elsewhere in this prospectus.

Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. The trademarks, trade names and service marks in this prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should carefully read this prospectus, including the documents incorporated by reference, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus. You should also carefully consider the matters discussed in the section in this prospectus entitled “Risk Factors.”

Our Business

We are a clinical stage biopharmaceutical company developing a pipeline of innovative products for the treatment of diseases with unmet medical needs, including familial adenomatous polyposis, or FAP, non-muscle invasive bladder cancer, or NMIBC, type 1 diabetes, or T1D, and rare/orphan cancers of the brain.

In April 2024 we licensed eRapa™, a proprietary formulation of rapamycin, from Rapamycin Holdings, Inc. d/b/a Emtora Biosciences, Inc., or Emtora. Rapamycin is an mTOR inhibitor. As a central regulator of cell metabolism, growth, proliferation and survival, the mTOR pathway is activated during various cellular processes including tumor formation and angiogenesis. Through the use of nanotechnology and pH sensitive polymers, eRapa is designed to address the poor bioavailability, variable pharmacokinetics and toxicity generally associated with the currently available forms of rapamycin. An ongoing Phase 2 study of eRapa in NMIBC is scheduled to report results in mid-2025.

Tolimidone is a selective activator of the enzyme lyn kinase which increases phosphorylation of insulin substrate -1, thereby amplifying the signaling cascade initiated by the binding of insulin to its receptor. Lyn kinase modulates key intracellular functions such as proliferation, differentiation, apoptosis, migration and metabolism. In fat cells, lyn kinase increases utilization of insulin, thus decreasing blood sugar without having an effect on insulin production. In pancreatic islets, activation of lyn kinase promotes beta cell survival and proliferation, whereas its inhibition leads to cell death, prevents proliferation and precipitates diabetes. We are developing tolimidone for T1D and are in the process of initiating a Phase 2a dose confirming study.

MTX110, which is being studied in aggressive rare/orphan brain cancer indications including recurrent glioblastoma, diffuse midline glioma, or DMG, and medulloblastoma, is a liquid formulation of the histone deacetylase, panobinostat. Our proprietary formulation enables delivery of the product via convection-enhanced delivery at potentially chemotherapeutic doses directly to the site of the tumor, by-passing the blood-brain barrier and avoiding systemic toxicity. We have recruited the first cohort of patients in an ongoing Phase 1 study of MTX110 in recurrent glioblastoma. We have completed and announced the results of two Phase 1 studies in DMG. There is an ongoing Phase 1 investigator-initiated trial in medulloblastoma.

Our clinical assets are supported by three proprietary drug delivery technologies focused on improving bio-delivery and bio-distribution of drugs through either sustained delivery (Q-SpheraTM), direct delivery (MidaSolveTM), or targeted delivery (MidaCoreTM):

•	Our Q-Sphera platform: Our disruptive polymer microsphere microtechnology is used for sustained delivery to prolong and control the release of therapeutics over an extended period of time, from weeks to months.

•	Our MidaSolve platform: Our innovative oligosaccharide nanotechnology is used to solubilize drugs so that they can be administered in liquid form directly and locally into tumors.

•	MidaCore platform: Our gold nanoparticle nanotechnology is used for targeting sites of disease by using either chemotherapeutic agents or immunotherapeutic agents.

We are currently focused on our clinical stage assets and there are no active research and development programs based on our drug delivery technologies.

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Recent Developments

Warrant Inducement

On May 22, 2024, we entered into letter agreements, or the Warrant Agreements, with certain accredited investors, collectively referred to as the Holders, that were holders of an aggregate of 1,572,674 of our outstanding Series E warrants exercisable for $2.20 per Depositary Share, or Series E Warrants, and an aggregate of 2,463,477 of our outstanding Series F warrants exercisable for $2.20 per Depositary Share, or Series F Warrants, issued on December 21, 2023. Pursuant to the Warrant Agreements, the Holders agreed to exercise the Series E Warrants and Series F Warrants, as applicable, at a reduced exercise price of $1.50 per Depositary Share; provided that the Warrant Agreements provide that in the event that any warrant exercise would otherwise cause a holder to exceed the beneficial ownership limitation set forth in the applicable warrants, we would only issue such number of shares to such holder that would not cause such holder to exceed the maximum number of shares permitted thereunder, with the balance to be held in abeyance for the benefit of such holder until notice from such holder that the balance (or portion thereof) may be issued in compliance with such limitation, which abeyance is evidenced through the warrants which shall be deemed prepaid thereafter (including the payment in full of the exercise price), and exercised pursuant to a notice of exercise (provided no additional exercise price shall be due and payable). Upon closing of the transaction on May 24, 2024, or the Closing, we issued 3,104,566 Depositary Shares to the Holders, with the remaining 931,585 Depositary Shares remaining unissued but held in abeyance until we receive notice from the holders that the remaining shares may be issued in compliance with the beneficial ownership limitation. The 931,585 shares held in abeyance were not issued following the warrant exercise as the Warrant Agreements prohibit us from issuing the abeyance shares because doing so would violate the beneficial ownership limitation contained in the Warrant Agreements. The Warrant Agreements require that the abeyance shares instead be held in abeyance and evidenced by the existing warrants. Abeyance means being without or waiting for an owner. Since the exercise price has been paid, but the abeyance shares were not issued and the existing warrants continue to evidence the right to the abeyance shares, the existing warrants had effectively become a “prefunded warrant” and the abeyance shares may only be issued by us to the Holders of the existing warrants if the Holders notify us that the issuance may occur without violation of the beneficial ownership limitation.

In consideration for the immediate exercise of the Series E Warrants and/or Series F Warrants for cash, we issued one replacement warrant for each Series E Warrant exercised, or the Series G Warrants, and one replacement warrant for each Series F Warrant exercised, or the Series H Warrants, and collectively with the Series G Warrant, the Replacement Warrants.

The Replacement Warrants were exercisable immediately and expire after five years, for the Series G Warrants, and one year, for the Series H Warrants, from the date of issuance. The registration statement of which this prospectus forms a part includes the Ordinary Shares (represented by Depositary Shares) issuable upon exercise of the Replacement Warrants, as well as the Ordinary Shares (represented by Depositary Shares) received upon exercise of the Series E Warrants and Series F Warrants.

Ladenburg Thalmann Inc. & Co., or Ladenburg, acted as warrant inducement agent and financial advisor in connection with the transaction and received a cash fee of 8.0% of the gross proceeds and reimbursement of certain expenses. We also issued to Ladenburg and certain designees of Ladenburg warrants for purchase of an aggregate of 161,446 Depositary Shares at an exercise price of $2.50, or the Warrant Agent Warrants. The registration statement of which this forms a part includes the Depositary Shares issuable upon exercise of these warrants.

We received gross proceeds of approximately $6.05 million from the warrant exercise, prior to deducting the warrant inducement agent fees and other expenses.

License and Collaboration Agreement

On April 25, 2024, we entered into a license and collaboration agreement, or the License Agreement, with Emtora, relating to the license of eRapa, an oral product formulation of rapamycin (sirolimus), or the Product, for use in the prevention, treatment, diagnosis, detection, monitoring and/or predisposition testing of all diseases, states or conditions in humans, or the Field, that includes the nanoparticle and enteric coated finished pharmaceutical formulations developed at any time by Emtora and its affiliates, or the License. Under the License, we obtained from Emtora an exclusive, worldwide, sublicensable right to develop, manufacture, commercialize, or otherwise exploit products containing rapamycin (sirolimus) in the Field. Pursuant to the terms of the License Agreement, the Company and Emtora will establish a joint development committee, consisting of two designees of the Company and two designees of Emtora.

As consideration for the License, we made an upfront payment to Emtora in the form of 378,163 of our Depositary Shares (equal to five percent (5%) of our outstanding Ordinary Shares, calculated on a fully-diluted basis (including in-the-money warrants)). In addition, we are also responsible for up to $31.5 million in sales milestones within the first six months of commercial sale of a first-approved indication of eRapa in certain markets, with decreasing milestones for subsequent approvals for additional indications. There is also a one-time $10.0 million milestone payable upon cumulative net sales of $1.0 billion. Further, we are also obligated to pay Emtora single digit tiered royalties on net sales of eRapa, in addition to honoring Emtora’s legacy royalty obligations and paying Emtora fees related to income derived from sublicensing and the partnering of eRapa. In addition, effective as of the closing of the License Agreement, a promissory note previously issued by Emtora in favor of the Company in the amount of $250,000 was forgiven. We also made an additional $500,000 cash payment to Emtora to be used exclusively for a match to an advance from the Cancer Prevention and Research Institute of Texas.

Upon any change of control of the Company (as defined in the License Agreement), we shall issue Emtora a warrant exercisable for 1,604,328 Depositary Shares, which may only be exercised upon such change of control.

The License Agreement also provides us with the exclusive option to acquire all of the capital stock of Emtora at a purchase price on commercially reasonable terms during the period beginning with the filing of a New Drug Application, or NDA, for the Product with the U.S. Food and Drug Administration, or the FDA, and ending 90 days after acceptance of the filing of the NDA by the FDA.

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eRapa Developments

On May 21, 2024, we announced six month data from a Phase 2 study of eRapa in FAP that were presented on the same day at the Digestive Disease Weekly scientific conference in Washington D.C. Thirty patients were enrolled into the open-label study (NCT04230499) in three cohorts of 10 patients each: 0.5mg every other day, 0.5mg daily every other week, and 0.5mg daily. eRapa appeared to be safe and generally well-tolerated with two grade 3 and zero grade 4 or grade 5 related serious adverse events. An overall 24% reduction in mean overall polyp burden, as measured by the sum of all poly diameters, compared with baseline was observed (p=0.04) and an overall non-progression rate of 83% after six months of treatment.

Our Corporate Information

Our principal executive offices are located at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The telephone number at our principal executive office is +44 29 20480 180. Our corporate website is located at www.biodexahpharma.com. Information contained on our website is not part of, or incorporated in, this prospectus. Our authorized representative in the United States is Donald J. Puglisi of Puglisi and Associates. Our agent for service in the United States is Donald J. Puglisi of Puglisi and Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our Depositary Shares are traded on the NASDAQ Capital Market under the symbol “BDRX”

Implications of Being a Foreign Private Issuer

We are incorporated as a public limited company in England and Wales, are we are deemed to be a “foreign private issuer” for the purposes of the reporting rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that would otherwise apply if we were a company incorporated in the United States, including:

•	the requirement to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies with securities registered under the Exchange Act;

•	the requirement to file financial statements in accordance with accounting principles generally accepted in the United States, or U.S. GAAP;

•	the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations; and

•	the requirement to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information.

In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares. Accordingly, an investor may receive less information about us that it would receive about a public company incorporated in the United States.

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The Offering

Depositary Shares offered by the Selling Shareholders	An aggregate of 2,486,270,400 Ordinary Shares of the Company represented by 6,215,676 Depositary Shares, consisting of (1) 943,604,800 Ordinary Shares represented by 2,359,012 Depositary Shares, issuable upon the exercise of Series G Warrants, (2) 1,478,087,200 Ordinary Shares represented by 3,695,218 Depositary Shares, issuable upon the exercise of Series H Warrants, and (3) 64,578,400 Ordinary Shares represented by 161,446 Depositary Shares, issuable upon the exercise of Warrant Agent Warrants, all issued at the Closing. The selling shareholders are identified in the table commencing on page 148.

Total Ordinary Shares outstanding immediately prior to this offering	3,626,112,922 Ordinary Shares (including those represented by Depositary Shares).

Total Ordinary Shares to be outstanding immediately after this offering	6,112,383,322 Ordinary Shares (including those represented by Depositary Shares), assuming all warrants are exercised in full.

Depositary Shares

Each Depositary Share represents 400 Ordinary Shares.

The depositary (through its custodian) will hold the Ordinary Shares underlying your Depositary Shares. You will have rights as provided in the deposit agreement among us, JPMorgan Bank Chase Bank, N.A., as depositary, and all owners and holders from time to time of Depositary Shares issued thereunder. You may, among other things, cancel your Depositary Shares and withdraw the underlying Ordinary Shares against a fee paid to the depositary (which may be reimbursable by the Company). In certain limited instances described in the deposit agreement, we may amend or terminate the deposit agreement without your consent. If you continue to hold your Depositary Shares, you agree to be bound by the terms of the deposit agreement then in effect.

To better understand the terms of the Depositary Shares and the deposit agreement, including applicable fees and charges, you should carefully read “Description of American Depositary Shares” in this prospectus. You should also read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus.

Depositary	JPMorgan Chase Bank, N.A.

Use of proceeds	We will not receive any proceeds from the sale of the Ordinary Shares represented by Depositary Shares by the selling shareholders. All net proceeds from the sale of the Ordinary Shares represented by Depositary Shares covered by this prospectus will go to the selling shareholders. However, we will receive the proceeds from any exercise of the warrants exercised for cash. See the section of this prospectus titled “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section starting on page 7 of this prospectus for a discussion of factors to consider before deciding to invest in our securities.

Dividend policy	We have never declared or paid any cash dividends to our shareholders, and we currently do not expect to declare or pay any cash dividends in the foreseeable future. See “Dividend Policy.”

Listing	Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.”

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RISK FACTORS

Our business has significant risks. In addition to the other information included in this annual report, including the matters addressed in the section of the annual report entitled “Cautionary Note Regarding Forward-Looking Statements” and in our financial statements and the related notes, you should consider carefully the risks described below. The risks and uncertainties described below are not the only risks and uncertainties we may face. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial could also negatively affect our business, financial condition, results of operations, prospects, profits and stock prices. If any of the risks described below actually occur, our business, financial condition, results of operations, prospects, profits and stock prices could be materially adversely affected.

The sale of a substantial amount of our Ordinary Shares (represented by Depositary Shares), including resale of the Ordinary Shares (represented by Depositary Shares) issuable upon the exercise of the warrants held by the selling shareholders in the public market, could adversely affect the prevailing market price of our Ordinary Shares and/or Depositary Shares.

We are registering for resale 2,486,270,400 Ordinary Shares represented by 6,215,676 Depositary Shares held by the selling shareholders, including shares issuable upon the exercise of warrants held by the selling shareholders. Sales of substantial amounts of our Ordinary Shares and/or Depositary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares and/or Depositary Shares. We cannot predict if and when selling shareholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional Ordinary Shares (including Ordinary Shares represented by Depositary Shares). Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus or may be incorporated into this prospectus by reference to other documents. Our representatives may also make forward-looking statements. Forward-looking statements are statements that are not historical facts. Words such as “expect,” “believe,” “will,” “may,” “anticipate,” “plan,” “estimate,” “intend,” “should,” “can,” “likely,” “could” and similar expressions are intended to identify forward-looking statements. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, success integrating acquisitions, research and development projects, results of operations, cash needs, capital expenditures, financial condition, liquidity, prospects, growth and strategies, regulatory approvals and clearances, the markets and industry in which we operate and the trends and competition that may affect the markets, industry or us.

These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. We wish to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to risks related to:

•	our requirement for additional financing and our ability to continue as a going concern;

•	our estimates regarding losses, expenses, future revenues, capital requirements and needs for additional financing;

•	our ability to successfully develop, test and partner with a licensee to manufacture or commercialize products for conditions using our technology platforms;

•	the successful commercialization and manufacturing of our any future product we may commercialize or license;

•	the success and timing of our preclinical studies and clinical trials;

•	shifts in our business and commercial strategy;

•	the filing and timing of regulatory filings, including Investigational New Drug applications, with respect to any of our product candidates and the receipt of any regulatory approvals;

•	the anticipated medical benefits of our product candidates;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates, and the labeling under any approval we may obtain;

•	the success and timing of the potential commercial development of our product candidates and any product candidates we may acquire in the future, including eRapa, tolimidone and MTX110;

•	our plans and ability to develop and commercialize our product candidates and any product candidates we may acquire in the future;

•	the ability to manufacture products in third-party facilities;

•	the rate and degree of market acceptance of any of our product candidates;

•	the successful development of our commercialization capabilities, including our internal sales and marketing capabilities;

•	obtaining and maintaining intellectual property protection for our product candidates and our proprietary technology;

•	the success of competing therapies and products that are or become available;

•	the success of any future acquisitions or other strategic transactions;

•	the difficulties of integrating the business of any future acquisitions into our own;

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•	cybersecurity and other cyber incidents;

•	industry trends;

•	the impact of government laws and regulations;

•	regulatory, economic and political developments in the United Kingdom, the European Union, the United States and other foreign countries, including any impact from the United Kingdom leaving the European Union;

•	the difficulties doing business internationally;

•	the ownership of our Ordinary Shares and Depositary Shares;

•	our ability to continue to meet the listing criteria required to remain listed on the NASDAQ Capital Market;

•	our ability to recruit or retain key scientific or management personnel or to retain our senior management;

•	the impact and costs and expenses of any litigation we may be subject to now or in the future;

•	the performance of third parties, including joint venture partners, our current sales force, our collaborators, third-party suppliers and parties to our licensing agreements; and

•	other risks and uncertainties, including those described in “Risk Factors” in this prospectus.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in “Risk Factors” in this prospectus, as well as elsewhere in this prospectus, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

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USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the Ordinary Shares represented by Depositary Shares by the selling shareholders pursuant to this prospectus. Upon any exercise of the warrants for cash, the applicable selling shareholder would pay us the exercise price set forth in the applicable warrant.

We expect that the selling shareholders will sell their Ordinary Shares represented by Depositary Shares as described under “Plan of Distribution.”

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DIVIDEND POLICY

Since inception, we have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends on our Ordinary Shares or the Depositary Shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in the Ordinary Shares and Depositary Shares will benefit in the foreseeable future only if the Ordinary Shares and Depositary Shares appreciate in value.

Any determination to pay dividends in the future would be at the discretion of our Board of Directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, and any future debt agreements and is subject to compliance with applicable laws, including the United Kingdom Companies Act of 2006, or the Companies Act, which requires English companies to have profits available for distribution equal to or greater than the amount of the proposed dividend.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

•	on an actual basis; and

•	on a pro forma as-adjusted basis to give effect to (i) the transactions contemplated by the License Agreement, and (2) the transactions contemplated by the Warrant Agreements, after deducting the placement agent fees and estimated offering expenses and no exercise of any warrants issued in such private placement.

The adjusted amounts shown below are unaudited and represent management’s estimate. You should read this table in conjunction with the section of this prospectus under the caption “Use of Proceeds” and our consolidated financial statements and other financial information included or incorporated by reference in this prospectus.

(£ in thousands)
	As of December 31, 2023
	Actual	Pro Forma As-Adjusted (unaudited) (1)

Cash and cash equivalents	5,971	10,144
Borrowings, non-current	295	295
Total equity	4,678	9,051
Total capitalization	4,973	9,346

(1)	All proceeds from the sale of the securities have been reflected within Total equity for purposes of this table. We will be required to complete an assessment of the accounting and valuation for such instruments, which may result in a portion of the proceeds being classified outside of Total equity and remeasured to fair value each reporting period (if liability-classified instruments). Such assessment will be completed in connection with the preparation of our consolidated financial statements for the period in which the sales occur.

The table above does not include, as of December 31, 2023:

•	111,590 Ordinary Shares issuable upon the exercise of stock options outstanding under our equity incentive plans at a weighted-average exercise price of £5.24 per share;
•	128 Ordinary Shares issuable upon the exercise of stock options assumed in connection with the acquisition of DARA BioSciences, Inc., or DARA, at a weighted average exercise price of $1,238.35 per share;
•	warrants, issued to Armistice Capital LLC in an October 2019 private placement, exercisable for 375 Depositary Shares (representing 150,000 Ordinary Shares) at an exercise price of $320.00 per Depositary Share;
•	warrants, issued to the placement agent in connection with an October 2019 private placement, exercisable for 17 Depositary Shares (representing 6,800 Ordinary Shares) at an exercise price of $10,000.00 per Depositary Share;
•	warrants, issued to Armistice Capital LLC in a May 2020 private placement, exercisable for 406 Depositary Shares (representing 162,400 Ordinary Shares) at an exercise price of $320.00 per Depositary Share;
•	warrants, issued to various investors in a May 2020 private placement, exercisable for 415 Depositary Shares (representing 166,000 Ordinary Shares) at an exercise price of $3,280.00 per Depositary Share;
•	warrants, issued to the placement agent in connection with the May 2020 private placement, exercisable for 17 Depositary Shares (representing 6,800 Ordinary Shares) at an exercise price of $3,300.00 per Depositary Share;
•	warrants, issued in a May 2020 placing in the United Kingdom, exercisable for 349,600 Ordinary Shares, at an exercise price of £6.80 per share;
•	warrants, issued in August 2022, exercisable for 16,400 Ordinary Shares, at an exercise price of £2.70 per Ordinary Share;
•	warrants, issued in February 2023 to the placement agent in connection with a December 2022 registered direct offering, exercisable for 49 Depositary Shares (representing 19,600 Ordinary Shares) at an exercise price of $400.00 per Depositary Share;
•	warrants, issued in February 2023 to the placement agent in connection with a February 2023 private placement, exercisable for 1,293 Depositary Shares (representing 517,200 Ordinary Shares) at an exercise price of $232.00 per Depositary Share;
•	Series D warrants, issued in June 2023, or the Series D Warrants, exercisable for 276,689 Depositary Shares (representing 110,675,600 Ordinary Shares), at an exercise price of $16.00 per Depositary Share;

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•	warrants, issued in June 2023, to the placement agent, or the May 2023 Placement Agent Warrants, in connection with a May 2023 registered direct offering, or May 2023 Registered Direct Offering, exercisable exercisable for 11,067 Depositary Shares (representing 4,426,800 Ordinary Shares), at an exercise price of $15.00 per Depositary Share;
•	Pre-funded warrants (including registered pre-funded warrants, or the December 2023 Public Offering Pre-Funded Warrants, and unregistered pre-funded warrants, or the December 2023 Private Placement Pre-Funded Warrants), Series E warrants, or Series E Warrants, and Series F warrants, or Series F Warrants, issued in a December 2023 underwritten public offering, or the December Public Offering, and in December 2023 private placements, or the December Private Placements, exercisable for an aggregate of 10,186,352 Depositary Shares (representing 4,074,540,800 Ordinary Shares), at an exercise price of $0.0001, $0.0001, $2.20 and $2.20 per Depositary Share, respectively;
•	warrants, issued in December 2023 to the underwriter in connection with a December Public Offering, or the December 2023 Underwriter Warrants, exercisable for 120,002 Depositary Shares (representing 48,000,800 Ordinary Shares) at an exercise price of $2.50 per Depositary Share; and
•	warrants issuable in connection with this offering.

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DESCRIPTION OF OFFERED SECURITIES AND SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our Articles of Association and highlights certain differences in corporate law in the United Kingdom and the United State. This description of our share capital and summary of our Articles of Association is not complete, and is qualified by reference to our Articles of Association. You should read our Articles of Association, which are filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

General

We are a public limited company organized under the laws of England and Wales under registered number 09216368. Our registered office is 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The principal legislation under which we operate and our shares are issued is the United Kingdom Companies Act of 2006, or the Companies Act.

Issued Share Capital

Our issued share capital as of May 31, 2024 was 3,626,112,922. Each Ordinary Share has a nominal value £0.001 per share. Each issued Ordinary Share is fully paid. We currently have 1,000,001 A Deferred Shares, 4,063,321,418 B Deferred Shares and no preference shares in our issued share capital.

There is no limit to the number of Ordinary Shares or preference shares that we are authorized to issue, as the concept of authorized capital is no longer applicable under the provisions of the Companies Act. There are no conversion rights, redemption provisions or sinking fund provisions relating to any Ordinary Shares.

We are not permitted under English law to hold our own Ordinary Shares unless they are repurchased by us and held in treasury. We do not currently hold any of our own Ordinary Shares.

History of Share Capital

On July 6, 2021, we issued 1,754,386 Ordinary Shares at £5.70 per share to certain non-U.S. investors in a placing in the United Kingdom for aggregate gross proceeds of £10.0 million.

On March 22, 2022, we issued one Ordinary Share upon the exercise of one warrant issued in February 2019 to a certain institutional investor at an exercise price of £200 per share.

On May 3, 2022, we issued 1,250 Ordinary Shares to be purchased under the Share Incentive Plan at £0.02 per share to the trust of the Share Incentive Plan.

On August 3, 2022, we issued warrants to purchase 16,666 Ordinary Shares to a certain institutional investor at an exercise price of £2.70 per share.

On September 26, 2022, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of Ordinary Shares to Depositary Shares was changed such that one Depositary Share represented 25 Ordinary Shares. Our Ordinary Shares were not affected by this change and no fractional Depositary Shares were issued.

On December 16, 2022, we sold to an institutional investor 492,400 Ordinary Shares represented by 1,231 Depositary Shares in a registered direct offering at $320.00 per Depositary Share, resulting in gross proceeds of approximately $0.4 million.

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On February 15, 2023, we completed the closing of a private placement, or the February Private Placement, pursuant to which we sold to certain institutional investors (1) 3,250,000 Ordinary Shares represented by 8,125 Depositary Shares at $185.60 per Depositary Share, (2) 12,931,020 Ordinary Shares represented by 32,327 Depositary Shares, issuable upon the exercise of Series A Warrants issued in the February Private Placement at an exercise price of $214.40 per warrant, (3) 19,396,400 Ordinary Shares represented by 48,491 Depositary Shares, issuable upon the exercise of Series B Warrants issued in the February Private Placement at an exercise price of $214.40 per warrant, and (4) 62,184,525 Ordinary Shares represented by 155,461 Depositary Shares, issuable upon the exercise of pre-funded warrants issued in the February Private Placement at an exercise price of $0.032 per warrant, for aggregate gross proceeds of approximately $6.0 million. We also issued unregistered warrants to the placement agent in the offering, or the February Placement Agent Warrants, to purchase a total of 536,800 Ordinary Shares represented by 1,342 Depositary Shares to the placement agent at an exercise price of $400.00 per warrant for 49 warrants and an exercise price of $232.00 per warrant for 1,293 warrants, and Series A Warrants to purchase 625,000 Ordinary Shares represented by 1,562 Depositary Shares at an exercise price of $214.40 per warrant to an investor pursuant to a waiver.

On March 27, 2023, following shareholder approval, we effected a one-for-20 reverse split of our Ordinary Shares, and our Ordinary Shares began trading on AIM on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split.

Concurrently with the reverse split, and in an effort to bring the Depositary Shares price into compliance with NASDAQ’s minimum requirement for 500,000 listed Depositary Shares, on March 27, 2023, we effected a ratio change in the number of our Ordinary Shares represented by the Depositary Shares from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

Between March 27, 2023 and May 31, 2024, we have issued 95,137,075 Ordinary Shares upon the exercise of 237,841 pre-funded warrants, Series A Warrants and Series B Warrants issued in the February Private Placement.

On May 26, 2023, we completed the closing of the May 2023 Registered Direct Offering with institutional investors of (1) 166,017,700 Ordinary Shares represented by 415,044 Depositary Shares, issuable upon the exercise of the Series C warrants, or Series C Warrants, at an exercise price of $16.00 per warrant, (2) 110,675,600 Ordinary Shares represented by 279,689 Depositary Shares issuable upon the exercise of the Series D Warrants at an exercise price of $16.00 per warrant and, (3) 4,426,800 Ordinary Shares represented by 11,067 Depositary Shares issuable upon the exercise of warrants issued to the placement agent in the offering at an exercise price of $15.00 per warrant.

On June 20, 2023, we issued the Series C Warrants, Series D Warrants and warrants issued to the placement agent after receiving required shareholder approval of the allotment of, and disapplication of pre-emption rights with respect to the Ordinary Shares to be issued under the warrants at our June GM.

Between June 20, 2023, and May 31, 2024, we have issued 166,017,700 Ordinary Shares upon the exercise of 415,044 Series C Warrants issued in the May 2023 Registered Direct Offering.

On July 5, 2023, we effected a ratio change to the Depositary Shares, pursuant to which the ratio of Ordinary Shares to Depositary Shares was changed such that one Depositary Share represented 400 Ordinary Shares. Our Ordinary Shares were not affected by this change and no fractional Depositary Shares were issued.

On November 22, 2023, we entered into a series of agreements with (1) Adhera Therapeutics, Inc. and certain of its secured noteholders, or the Secured Noteholders, including an Assignment and Exchange Agreement, and (1) Melior, including the Melior License. On December 21, 2023, in connection with the closing under the agreements, we issued (A) an aggregate of (i) 224,947 Depositary Shares to certain of the Secured Noteholders and (ii) 2,275,050 pre-funded warrants to purchase Depositary Shares to certain of the Secured Noteholders, and (B) 354,428 Depositary Shares to Melior. Between December 21, 2023 and May 31, 2024, we have issued 180,322,400 Ordinary Shares upon the exercise of 450,806 pre-funded warrants issued to the Secured Noteholders.

On December 21, 2023, we completed the closing of an underwritten public offering, pursuant to which we issued and sold (i) 1,088,887 Class A units, or Class A Units, at a public offering price of $2.00 per Class A Unit, with each Class A Unit consisting of (a) one Depositary Share, (b) one Series E Warrant, and (c) one Series F Warrant, and (ii) 1,911,176 Class B units, or Class B Units, at a public offering price of $1.9999 per Class B Unit, with each Class B Unit consisting of (a) one pre-funded warrant, exercisable for one Depositary Share, (b) one Series E Warrant, and (c) one Series F Warrant. The aggregate gross proceeds to the Company were approximately $6.0 million. Additionally, we issued December 2023 Underwriter Warrants to purchase 120,003 of our Depositary Shares in connection with the offering to the underwriter.

On February 26, 2024, in connection with our Company’s obligations under the Melior License, we issued 354,428 Depositary Shares to Bukwang.

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On April 29, 2024, in connection with the closing of the License Agreement, we issued 378,163 Depositary Shares to Emtora.

On May 24, 2024, in connection with the transactions contemplated by the Warrant Agreements, we issued an aggregate of 3,104,566 Depositary Shares to certain holders of our Series E Warrants and Series F Warrants, upon the exercise of 1,572,674 Series E Warrants and 1,531,892 Series F Warrants, at an exercise price of $1.50 per share. In addition, we issued to such holders an aggregate of 2,359,012 Series G Warrants and 3,695,218 Series H Warrants. The aggregate gross proceeds to the Company were approximately $6.05 million, before deducting agent fees and expenses. Additionally, we issued Warrant Agent Warrants to purchase 161,446 of our Depositary Shares in connection with the offering to Ladenburg and certain designees of Ladenburg.

Between December 21, 2023 and May 31, 2024, we have issued 2,104,947,600 Ordinary Shares upon the exercise of the pre-funded warrants, Series E Warrants and Series F Warrants issued in the December 2023 underwritten public offering, including warrants exercised pursuant to the terms of the Warrant Agreements.

Options

The Board of Directors has established the Biodexa Pharmaceuticals PLC Enterprise Management Incentive and Unapproved Share Option Scheme, or Plan, to allow us to grant options to purchase Ordinary Shares (in the form of Depositary Shares) to employees and directors of the Company or any of its subsidiaries for the purpose of attracting, rewarding and retaining such persons. The Plan was originally adopted in December 2014 and amended on April 11, 2024 to govern the grant of tax-advantaged enterprise management incentive stock options and unapproved stock options by the Company. As of December 31, 2023, there were options to purchase 111,590 Ordinary Shares. The options lapse after ten years from the date of the grant. As of December 31, 2023, the weighted average remaining life of the options was 7.3 years.

In connection with our acquisition of DARA in December 2015, we assumed all of DARA’s outstanding options, or DARA Options. As of December 31, 2023 there were outstanding DARA Options to purchase 128 Ordinary Shares with a weighted average remaining life of 1.0 years.

Warrants

October 2019 and May 2020 Warrants

In October 2019, we completed a private placement with certain institutional investors, or the October Private Placement, where we issued warrants to certain investors, or the October Private Placement Warrants, and the placement agent, Wainwright, or the Wainwright October Warrants. In May 2020, we completed a private placement with certain institutional investors, or the May Private Placement, where we issued warrants to certain investors, or the May Private Placement Warrants, the placement agent, Wainwright, or the Wainwright May Warrants and Armistice, or the May Armistice Warrants. The following is a brief summary of the October Private Placement Warrants, Wainwright October Warrants, May Private Placement Warrants, Wainwright May Warrants and the May Armistice Warrants issued in connection with the October Private Placement and May Private Placement, as applicable, and is subject in all respects to the provisions contained in the applicable warrants, which, with respect to the October Private Placement Warrants and Wainwright October Warrants, are filed as exhibits to our Report on Form 6-K dated October 24, 2019, and for the May Private Placement Warrants, May Armistice Warrants and Wainwright May Warrants, are filed as exhibits to our Report on Form 6-K dated May 20, 2020. On December 13, 2022, the exercise price of the October Private Placement Warrants granted to Armistice and the May Private Placement Warrants was reduced to $320.00. Unless otherwise stated, references to warrants in this section include the October Private Placement Warrants, May Private Placement Warrants, Wainwright October Warrants and Wainwright May Warrants.

Exercisability. The October Private Placement Warrants and Wainwright October Warrants became exercisable on December 23, 2019. The May Private Placement Warrants, May Armistice Warrants and Wainwright May Warrants became exercisable upon issuance. The October Private Placement Warrants, May Private Placement Warrants and May Armistice Warrants will expire five and one-half years from the initial exercise date, and the Wainwright October Warrants and Wainwright May Warrants will expire on October 22, 2024 and May 18, 2025, respectively. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. With respect to the October Private Placement Warrants and Wainwright October Warrants, if, more than six months after the date of issuance of such warrants, there is no effective registration statement registering, or no current prospectus available for, the resale of the Depositary Shares underlying such warrants, the holder may exercise the warrant, in whole or in part, on a cashless basis. With respect to the May Private Placement Warrants and Wainwright May Warrants, if there is no effective registration statement registering, or no current prospectus available for, the resale of the Depositary Shares underlying such warrants, the holder may exercise the warrant, in whole or in part, on a cashless basis.

Exercise Price. The exercise price of (i) each October Private Placement Warrant and Wainwright October Warrant is $320.00 and $10,000.00 per Depositary Share, respectively and (ii) each May Private Placement Warrant, May Armistice Warrant and Wainwright May Warrant is $3,280.00, $320.00 and $3,300.00 per Depositary Share, respectively, each subject to the ‘cashless exercise’ arrangements described above and to adjustment as described below.

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Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of, at the initial option of the holder thereof, 4.99% or 9.99%, as applicable, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Wainwright October Warrants and Wainwright May Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

May 2020 United Kingdom Placing Warrants

On May 22, 2020, we issued 333,333 units, with each unit comprising one new Ordinary Share and one UK Warrant. The exercise price of the UK Warrants is £6.80 per share, and it expires five years and six months from the issuance date. We also issued UK Warrants to purchase a total of 16,400 Ordinary Shares to Turner Pope, the placing agent, in connection with the closing of such offering, on the same terms and conditions as the other investors in the offering.

August 2022 Warrants

On August 3, 2022, we issued warrants to purchase 16,400 Ordinary Shares to Strand Hanson Limited, in payment for services rendered. The exercise price of such warrants is £2.70 per share and they expire three years from the issuance date.

February Placement Agent Warrants

The following is a brief summary of the February Placement Agent Warrants issued in connection with the February Private Placement and is subject in all respects to the provisions contained in the warrant, which, is filed as an exhibit to our Report on Form 6-K dated February 9, 2023. All pre-funded warrants, Series A Warrants and Series B Warrants issued in connection with the February Private Placement have been exercised.

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Exercisability. The February Placement Agent Warrants are exercisable and expire three years from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. The February Placement Agent Warrants may only be exercised on a cashless basis if, following a date that is six months from the original issuance date, at the time of exercise, there is no effective registration statement registering with a current prospectus available for resale of the Depositary Shares underlying the February Placement Agent Warrants.

Exercise Price. The exercise price of a portion of the February Placement Agent Warrants are $400.00 per Depositary Share and another portion is $232.00 per Depositary Share, respectively, each subject to the ‘cashless exercise’ arrangements described above and to adjustment as described herein.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a February Placement Agent Warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of such warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each February Placement Agent Warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a February Placement Agent Warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the February Placement Agent Warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a February Placement Agent Warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the February Placement Agent Warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a February Placement Agent Warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the February Placement Agent Warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the February Placement Agent Warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each placement agent warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the placement agent warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the placement agent warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the placement agent warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the placement agent warrants, the holders of the placement agent warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the placement agent warrants.

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Series D Warrants and May 2023 Placement Agent Warrants

The following is a brief summary of the Series D Warrants and the placement agent warrants, or the May 2023 Placement Agent Warrants, issued in connection with a May 2023 registered direct offering, and is subject in all respects to the provisions contained in the applicable warrants, which, are filed as exhibits to our Report on Form 6-K dated May 24, 2023. Unless otherwise stated, references to warrants in this subsection include the Series D Warrants and the May 2023 Placement Agent Warrants. All Series C Warrants in the offering have been exercised.

Exercisability. The warrants became exercisable on June 14, 2023. The Series D Warrants and May 2023 Placement Agent Warrants expire five years and three years, respectively from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. The Series D Warrants and May 2023 Placement Agent Warrants may be exercised on a cashless basis, if and only if, we have not filed a registration statement registering the Depositary Shares underlying such warrants within six months of the initial exercise date.

Exercise Price. The exercise price of each Series D Warrant is $16.00 per Depositary Share and the exercise price of each May 2023 Placement Agent Warrant is $15.00 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the May 2023 Placement Agent Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series C Warrants, Series D Warrants and the May 2023 Placement Agent Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

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Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the May 2023 Placement Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series E Warrants, Series F Warrants, December 2023 Private Placement Pre-Funded Warrants, December Public Offering Pre-Funded Warrants and December 2023 Underwriter Warrants

The following is a brief summary of the Series E Warrants, Series F Warrants, December 2023 Private Placement Pre-Funded Warrants, December Public Offering Pre-Funded Warrants and the December 2023 Underwriter Warrants issued in connection with the December Private Placements and the December Public Offering, and is subject in all respects to the provisions contained in the applicable warrants, which, are filed as exhibits to this Registration Statement on Form F-1. Unless otherwise stated, references to warrants in this subsection include the Series E Warrants, Series F Warrants, the December 2023 Private Placement Pre-Funded Warrants, December Public Offering Pre-Funded Warrants and the December 2023 Underwriter Warrants.

Exercisability. The warrants became exercisable on December 21, 2023. The Series E Warrants, Series F Warrants and December 2023 Underwriter Warrants expire five years, one year and three years, respectively from the initial exercise date. The December 2023 Private Placement Pre-Funded Warrants and December Public Offering Pre-Funded Warrants are exercisable at any time and do not expire. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, at the time a holder exercises its Series E Warrants or Series F Warrants, a registration statement registering the issuance of the securities underlying the Series E Warrants or Series F Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the Series E Warrants and Series F Warrants.

At the time a holder exercises its December 2023 Private Placement Pre-Funded Warrants or December Public Offering Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the December 2023 Private Placement Pre-Funded Warrants or December Public Offering Pre-Funded Warrants, as applicable.

Exercise Price. The exercise price of each Series E Warrant, Series F Warrant, December 2023 Underwriter Warrant, December 2023 Private Placement Pre-Funded Warrant and December Public Offering Pre-Funded Warrants is $2.20, $2.20, $2.50, $0.0001 and $0.0001 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% (or in the case of the December 2023 Underwriter Warrants, 4.99%), of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

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Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, with respect to the Series E Warrants, Series F Warrants and the December 2023 Underwriter Warrants, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Underwriter Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Series G Warrants, Series H Warrants and Warrant Agent Warrants

The following is a brief summary of the Series G Warrants, Series H Warrants and Warrant Agent Warrants issued in connection with the Closing and is subject in all respects to the provisions contained in the applicable warrants, which, are filed as exhibits to this Registration Statement on Form F-1. Unless otherwise stated, references to warrants in this subsection include the Series G Warrants, Series H Warrants and Warrant Agent Warrants.

Exercisability. The warrants became exercisable on May 24, 2024. The Series G Warrants, Series H Warrants and Warrant Agent Warrants expire five years, five years and three years, respectively from the initial exercise date. The holder shall deliver the aggregate exercise price for the Depositary Shares specified in the exercise notice within two trading days following the date of exercise (subject to the ‘cashless exercise’ arrangements described below).

Cashless Exercise. If, at the time a holder exercises its warrants, a registration statement registering the issuance of the securities underlying the warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Depositary Shares determined according to a formula set forth in the warrants.

Exercise Price. The exercise price of each Series G Warrant, Series H Warrant and Warrant Agent Warrants is $2.50 per Depositary Share.

Beneficial Ownership Limitation. A holder shall have no right to exercise any portion of a warrant, to the extent that, after giving effect to such exercise, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of 9.99% or 4.99%, at the holders determination, of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Ordinary Shares underlying the Depositary Shares upon such exercise. The holder of the warrant, upon notice to us, may increase or decrease the beneficial ownership limitation to a percentage not to exceed 9.99%, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder.

Stock dividends and stock splits. If we pay a stock dividend or otherwise make a distribution payable in Depositary Shares or Ordinary Shares, or any other equity or equivalent securities, subdivide or combine outstanding Depositary Shares or Ordinary Shares, or reclassify Depositary Shares, Ordinary Shares or any shares of our capital stock, the exercise price of each warrant will be adjusted by multiplying the then exercise price by a fraction, the numerator of which shall be the number of Depositary Shares (excluding treasury shares, if any) outstanding immediately before such event, and the denominator of which shall be the number of Depositary Shares outstanding immediately after such event.

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Rights Offerings; pro rata distributions. If we issue Ordinary Share equivalents or rights to purchase shares, warrants, securities or other property pro rata to holders of Depositary Shares, a holder of a warrant will be entitled to acquire, subject to the beneficial ownership limitation described above, such securities or property that such holder could have acquired if such holder had held the number of Depositary Shares issuable upon complete exercise of the warrant immediately prior to the date a record is taken for such issuance. If we declare or make any dividend or other distribution of assets or rights to acquire assets to holders of Depositary Shares or Ordinary Shares, a holder of a warrant will be entitled to participate, subject to the beneficial ownership limitation, in such distribution to the same extent that the holder would have participated therein if the holder had held the number of Depositary Shares issuable upon full exercise of the warrant.

Fundamental Transaction. If we effect a fundamental transaction, including, among other things, a merger, sale of substantially all of our assets, tender offer, exchange offer and other business combination transactions, then upon any subsequent exercise of a warrant, the holder thereof shall have the right to receive, for each Ordinary Share represented by the Depositary Shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of the successor’s or acquiring corporation’s securities, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of Ordinary Shares represented by the Depositary Shares for which the warrant is exercisable immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on a national securities exchange or other established trading market, including, but not limited to, the London Stock Exchange, AIM, The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

Transferability. Each warrant and all rights thereunder are transferable, in whole or in part, upon surrender of the warrant, together with a written assignment of the warrant subject to applicable securities laws; provided, however, that the Warrant Agent Warrants are subject to certain FINRA transfer restrictions. We do not intend to apply for listing of the warrants on any securities exchange or other trading system.

No Rights as Shareholder Until Exercise. Except as set forth in the warrants, the holders of the warrants do not have any voting rights, dividends or other rights as a holder of our capital stock until they exercise the warrants.

Articles of Association

The following is a summary of certain provisions of our articles of association. Please note that this is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to this Registration Statement on Form F-1.

Shares and Rights Attaching to Them

Objects

The objects of our Company are unrestricted.

Share Rights

Subject to any special rights attaching to shares already in issue, our shares may be issued with or have attached to them any preferred, deferred or other special rights or privileges or be subject to such restrictions as we may resolve by ordinary resolution of the shareholders or decision of our board.

Voting Rights

Without prejudice to any rights or restrictions as to voting rights attached to any shares forming part of our share capital from time to time, the voting rights attaching to shares are as follows:

•	on a show of hands every shareholder who is present in person and each duly authorized representative present in person of a shareholder that is a corporation shall have one vote;

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•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder and the proxy has been instructed by one or more of those shareholders to vote for the resolution and by one or more other of those shareholders to vote against it;
•	on a show of hands, each proxy present in person has one vote for and one vote against a resolution if the proxy has been duly appointed by more than one shareholder entitled to vote on the resolution and either: (1) the proxy has been instructed by one or more of those shareholders to vote for the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote against it; or (2) the proxy has been instructed by one or more of those shareholders to vote against the resolution and has been given any discretion by one or more other of those shareholders to vote and the proxy exercises that discretion to vote for it; and
•	on a poll every shareholder who is present in person or by proxy shall have one vote for each share of which he is the holder.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is demanded. Subject to the provisions of the Companies Act, as described in “Differences in Corporate Law - Voting Rights” in this prospectus, a poll may be demanded by:

•	the chairman of the meeting;
•	at least five shareholders present in person or by proxy and entitled to vote;
•	any shareholder(s) present in person or by proxy and representing in the aggregate not less than 10% of the total voting rights of all shareholders having the right to vote on the resolution; or
•	any shareholder(s) present in person or by proxy and holding shares conferring a right to vote on the resolution on which there have been paid up sums in the aggregate equal to not less than 10% of the total sums paid up on all shares conferring that right.

Restrictions on Voting

No shareholder shall be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

The Board of Directors may from time to time make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall (subject to at least 14 days’ notice specifying the time or times and place of payment) pay at the time or times so specified the amount called on his shares. If a call remains unpaid after it has become due and payable, and the fourteen days’ notice provided by the Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of the Board of Directors.

A shareholder’s right to attend general or class meetings of the Company or to vote in respect of his shares may be suspended by the Board of Directors in accordance with our Articles of Association if he fails to comply with a proper request for the disclosure of interests regarding the shares. See “Other United Kingdom Law Considerations—Disclosure of Interest in Shares” in this prospectus.

Dividends

We may, by ordinary resolution, declare a dividend to be paid to the share owners according to their respective rights and interests in profits, and may fix the time for payment of such dividend. No dividend may be declared in excess of the amount recommended by the directors. The Board of Directors may from time to time declare and pay to our share owners such interim dividends as appear to the directors to be justified by our profits available for distribution. There are no fixed dates on which entitlement to dividends arises on our Ordinary Shares.

The share owners may pass on the recommendation of the directors, an ordinary resolution to direct that all or any part of a dividend to be paid by distributing specific assets, in particular paid up shares or debentures of any other body corporate. Our articles of association also permit, with the prior authority of an ordinary resolution of shareholders, a scrip dividend scheme under which share owners may be given the opportunity to elect to receive fully paid Ordinary Shares instead of cash, or a combination of shares and cash, with respect to future dividends.

By the way of the exercise of a lien, if a share owner owes us any money relating in any way to shares, the Board of Directors may deduct any of this money from any dividend on any shares held by the share owner, or from other money payable by us in respect of the shares. Money deducted in this way may be used to pay the amount owed to us.

Unclaimed dividends and other money payable in respect of a share can be invested or otherwise used by directors for our benefit until they are claimed. A dividend or other money remaining unclaimed 12 years after it first became due for payment will be forfeited and shall revert to the Company.

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A shareholder’s right to receive dividends on his shares may, if they represent more than 0.25% of the issued shares of that class, be suspended by the directors if he fails to comply with a proper request for the disclosure of interests regarding the shares. See “Other United Kingdom Law Considerations—Disclosure of Interests in Shares” in this prospectus.

Change of Control

There is no specific provision in our Articles of Association that would have the effect of delaying, deferring or preventing a change of control. We are, however, subject to the provisions of the City Code, which contains detailed provisions regulating the timing and manner of any takeover offer for those of the Company’s shares which confer voting rights. See “Other United Kingdom Law Considerations—City Code on Takeovers and Mergers” in this prospectus.

Variation of Rights

Whenever our share capital is divided into different classes of shares, all or any of the rights attached to any class may be varied or abrogated in such manner (if any) as may be provided by those rights or (in the absence of any such provision) either with the consent in writing of the holders of at least 75% of the issued shares of that class or with the authority of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Alteration of Share Capital and Repurchases

Subject to the provisions of the Companies Act, and without prejudice to any relevant special rights attached to any class of shares, we may, from time to time:

•	increase our share capital by allotting and issuing new shares in accordance with our articles of association and any relevant shareholder resolution;
•	consolidate all or any of our share capital into shares of a larger nominal amount (i.e., par value) than the existing shares;
•	subdivide any of our shares into shares of a smaller nominal amount (i.e., par value) than our existing shares; or
•	redenominate our share capital or any class of share capital.

Preemptive Rights and New Issuance of Shares

Under the Companies Act, the issuance of equity securities (except shares held under an employees’ share scheme) that are to be paid for wholly in cash must be offered first to the existing holders of equity securities in proportion to the respective nominal amounts (i.e., par values) of their holdings on the same or more favorable terms, unless a special resolution to the contrary has been passed or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which our shareholders’ approval would be required to renew the exclusion). In this context, “equity securities” means ordinary shares (and would exclude shares that, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution), and any and all rights to subscribe for or convert securities into such ordinary shares. This differs from U.S. law, under which shareholders generally do not have pre-emptive rights unless specifically granted in the certificate of incorporation or otherwise.

The Board seeks general authority to allot shares on a non-pre-emptive basis at each annual general meeting. By way of resolutions passed at our annual general meeting held on June 14, 2023, authorities were given to the directors to generally allot shares in the Company, or to grant rights to subscribe for or to convert or exchange any security into shares in the Company, up to an aggregate nominal amount of £140,000,000, for a period up to the conclusion of our annual general meeting to be held in 2026. Pre-emptive rights under the Companies Act will not apply in respect of allotment of shares for cash made pursuant to such authority.

Transfer of Shares

Any certificated shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other manner which is permitted by the Companies Act and approved by the Board of Directors. Any written instrument of transfer shall be signed by or on behalf of the transferor and (in the case of a partly paid share) the transferee.

All transfers of uncertificated shares shall be made in accordance with and subject to the provisions of the Uncertificated Securities Regulations 2001 and the facilities and requirements of its relevant system. The Uncertificated Securities Regulations 2001 permit shares to be issued and held in uncertificated form and transferred by means of a computer-based system.

The Board of Directors may decline to register any transfer of any share unless it is:

•	a fully paid share;
•	a share on which the Company has no lien;
•	in respect of only one class of shares;
•	in favor of a single transferee or not more than four transferees;

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•	duly stamped or duly certificated or otherwise shown the satisfaction of the Board of Directors to be exempt from any required stamp duty; or
•	delivered for registration at the Company’s registered office or such other place as the Board of Directors may decide, accompanied by the certificate for the shares to which it relates (other than uncertificated shares) and any other evidence the Board of Directors may reasonably require to provide the title to such share of the transferor.

If the Board of Directors declines to register a transfer it shall, as soon as practicable and in any event within two months after the date on which the transfer is lodged, send to the transferee notice of the refusal, together with reasons for the refusal.

CREST

CREST is a computerized paperless share transfer and settlement system which allows securities to be transferred by electronic means, without the need for a written instrument of transfer. The Articles of Association are consistent with CREST membership and, among other things, allow for the holding and transfer of shares in uncertificated form.

Shareholder Meetings

Annual General Meetings

In accordance with the Companies Act, we are required in each year to hold an annual general meeting in addition to any other general meetings in that year and to specify the meeting as such in the notice convening it. The annual general meeting shall be convened whenever and wherever the board sees fit, subject to the requirements of the Companies Act, as described in “Differences in Corporate Law—Annual General Meeting” and “Differences in Corporate Law—Notice of General Meetings” in this prospectus.

Notice of General Meetings

The arrangements for the calling of general meetings are described in “Differences in Corporate Law—Notice of General Meetings” in this prospectus.

Subject to certain conditions, holders of Depositary Shares are entitled to receive notices under the terms of the deposit agreement relating to the Depositary Shares. See “Description of American Depositary Shares—Voting Rights” in this prospectus.

Quorum of General Meetings

No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. At least two shareholders present in person or by proxy and entitled to vote shall be a quorum for all purposes.

Class Meetings

The provisions in the Articles of Association relating to general meetings apply to every separate general meeting of the holders of a class of shares except that:

•	no member, other than a member of the Board of Directors, shall be entitled to notice of it or attend such meeting unless he is a holder of shares of that class;
•	the quorum for such class meeting shall be two holders in person or by proxy representing not less than one-third in nominal value of the issued shares of the class;
•	at the class meeting, a holder of shares of the class present in person or by proxy may demand a poll and shall on a poll be entitled to one vote for every share of the class held by him; and
•	if at any adjourned meeting of such holders a quorum is not present at the meeting, one holder of shares of the class present in person or by proxy at an adjourned meeting constitutes a quorum.

Directors

Number of Directors

We may not have less than two directors on our Board of Directors. We have no maximum number of directors, though we may fix a maximum number by ordinary resolution of the shareholders. We may, by ordinary resolution of the shareholders, vary the minimum and any maximum number of directors from time to time.

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Appointment of Directors

Subject to the provisions of the Articles of Association, we may, by ordinary resolution of the shareholders, elect any person to be a director, either to fill a casual vacancy or as an addition to the existing board.

Without prejudice to the power to appoint any person to be a director by shareholder resolution, the Board of Directors has the power to appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Board of Directors. Any director appointed by the Board of Directors will hold office only until the earlier to occur of the close of the next following annual general meeting and someone being appointed in his stead at that meeting. Such a director is eligible for re-election at that meeting but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at such meeting.

Rotation of Directors

At every annual general meeting, one-third of the directors or, if their number is not a multiple of three, then the number nearest to and not exceeding one-third, shall retire from office and each director must retire from office at least once every three years. If there are fewer than three directors, one director shall make himself or herself available for re-election.

The directors to retire on each occasion shall be those subject to retirement by rotation who have been longest in office since their last election, but as between persons who became or were re-elected directors on the same day those to retire shall (unless they otherwise agree amongst themselves) be determined by lot.

A director who retires at the annual general meeting shall be eligible for re-election.

The shareholders may, at the meeting at which a director retires, fill the vacated office by electing a person and in default the retiring director shall, if willing to continue to act, be deemed to have been re-elected, unless at such meeting it is expressly resolved not to fill such vacated office or unless a resolution for the re-election of such director shall have been put to the meeting and lost or such director has given notice in writing to us that he is unwilling to be re-elected or such director has attained the retirement age applicable to him as director pursuant to the Companies Act.

Director’s Interests

The Board of Directors may authorize, to the fullest extent permitted by law, any matter proposed to them which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests and which may reasonably be regarded as likely to give rise to a conflict of interest. A director shall not, save as otherwise agreed by him, be accountable to us for any benefit which he (or a person connected with him) derives from any matter authorized by the directors and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

Subject to the requirements under Sections 175, 177 and 182 of the Companies Act (which require a director to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with our interests, and to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with us), and provided that he has disclosed to the Board of Directors the nature and extent of any interest of his in accordance with the Companies Act and the Articles of Association, a director notwithstanding his office:

•	may be a party to, or otherwise interested in, any transaction or arrangement with us or in which we are otherwise interested;
•	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by us or in which we are otherwise interested; and
•	shall not, by reason of his office, be accountable to us for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

In the case of interests arising where a director is in any way, directly or indirectly, interested in (a) a proposed transaction or arrangement with us or (b) a transaction or arrangement that has been entered into by us and save as otherwise provided by the Articles of Association, such director shall not vote at a meeting of the Board of Directors or of a committee of the Board of Directors on any resolution concerning such matter in which he has a material interest (otherwise than by virtue of his interest in shares, debentures or other securities of, or otherwise in or through, us) unless his interest or duty arises only because the case falls within one or more of the following paragraphs:

•	the resolution relates to the giving to him or a person connected with him of a guarantee, security or indemnity in respect of money lent to, or an obligation incurred by him or such a person at the request of or for the benefit of, us or any of our subsidiaries;
•	the resolution relates to the giving of a guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which the director or a person connected with him has assumed responsibility in whole or part under a guarantee or indemnity or by the giving of security;

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•	the resolution relates in any way to any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he and any persons connected with him do not to his knowledge hold an interest in shares representing one per cent or more of any class of the equity share capital of such company or of the voting rights available to shareholder of such company;
•	the resolution relates in any way to an arrangement for the benefit of our employees or any employees of our subsidiaries which does not award him as such any privilege or benefit not generally awarded to the employees to whom such arrangement relates;
•	the resolution relates in any way to the purchase or maintenance for the directors of insurance; or
•	the resolution is in respect of any matter in which the interest of the director cannot reasonably be regarded as conflicting.

A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

If a question arises at a meeting of the Board of Directors or of a committee of the Board of Directors as to the right of a director to vote or be counted in the quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned has not been fairly disclosed.

An interest of a person connected with a director shall be treated as an interest of the director and Section 252 of the Companies Act shall determine whether a person is connected with a director.

Directors’ Fees and Remuneration

Each of the directors shall be paid a fee at such rate as may from time to time be determined by the Board of Directors (or for the avoidance of doubt any duly authorized committee of the Board of Directors) provided that the aggregate of all such fees so paid to directors shall not exceed £600,000 per annum, or such higher amount as may from time to time be determined by ordinary resolution of shareholders.

Each director may be paid his reasonable traveling, hotel and other expenses of attending and returning from meetings of the Board of Directors or committees thereof of or general meetings or separate meetings of the holders class of shares or of debentures and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a director. Any director who, by request, goes or resides abroad for any purposes required by us or who performs services which in the opinion of the Board of Directors go beyond the ordinary duties of a director may be paid such extra remuneration as the Board of Directors may determine.

An executive director shall receive such remuneration as the Board of Directors may determine, and either in addition to or in lieu of his remuneration as a director as detailed above.

Age Limitations and Share Ownership

We do not have any age limitations for our directors, nor do we have mandatory retirement as a result of reaching a certain age. Our directors are not required to hold any shares in the Company.

Borrowing Power

Our directors may exercise all the powers of the Company to borrow or raise money and mortgage or charge all or any part of our undertaking, property and assets (present and future), and uncalled capital. Subject to the Companies Act, the directors may also create and issue debentures, other loan stock and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party. Our directors are required to restrict the borrowings of the Company to ensure that the aggregate principal amount of borrowings at any one time outstanding and all of its subsidiary undertakings (other than intra-Group borrowing) shall not at any time, without the previous sanction of an ordinary resolution of the Company, exceed two times the gross asset value of the Company and our subsidiaries.

Liability of Biodexa and its Directors and Officers

Subject to the provisions on indemnities set out in Companies Act, every director, alternate director or former director (and of any associated company) shall be entitled to be indemnified out of our assets against all costs and liabilities incurred by him or her in relation to any proceedings or any regulatory investigation or action which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director so long as the indemnities do not cover liability for breach of duty to the Company or cover any fine, costs or related expense in connection with any proceedings for default on the part of the director. Lawful indemnities extend to the provision of funds to him or her by the Company to meet expenditure incurred or to be incurred by him in defending himself in any proceedings (whether civil or criminal) or in connection with an application for statutory relief or in an investigation by a regulatory authority which must however be repaid where such proceedings, application, investigation or action are in connection with any alleged negligence, default, breach of duty or breach of trust by him or her in relation to the Company (or any associated company of ours) and he or she is convicted or found in default thereof. Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

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Under a deed poll declared by us on August 5, 2015, or a Deed of Indemnity, our Board of Directors and our Company Secretary are indemnified against costs and liabilities incurred in connection with their office, other than any liability owed by such person to the Company itself (or any of our associated entities) and other than indemnification for liabilities in certain circumstances, which are prohibited by virtue of the Companies Act. The Deed of Indemnity provides that a director may also be lent sums to finance any relevant defense costs, provided that, in the event such proceedings involve criminal or civil matters in which the person is convicted or has a judgment made against him or her, then such loan must be repaid. Our total aggregate liability of Biodexa under the Deed of Indemnity is £5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to a charter provision, by-law, contract, arrangements, statute or otherwise, we acknowledge that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Other United Kingdom Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to Sections 979 to 991 of the Companies Act, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% in value of the shares to which the offer relates and not less than 90% of the voting rights carried by those shares, the offeror may give notice to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire, and is entitled to so acquire, those shares on the same terms as the general offer. The offeror would do so by sending a notice to the outstanding minority shareholders telling them that it will compulsorily acquire their shares. Such notice must be sent within three months of the last day on which the offer can be accepted in the prescribed manner. The squeeze-out of the minority shareholders can be completed at the end of six weeks from the date the notice has been given, following which the offeror can execute a transfer of the outstanding shares in its favor and pay the consideration to us, and we would hold the consideration on trust for the outstanding minority shareholders. The consideration offered to the outstanding minority shareholders whose shares are compulsorily acquired under the Companies Act must, in general, be the same as the consideration that was available under the takeover offer.

Sell Out

The Companies Act also gives our minority shareholders a right to be bought out in certain circumstances by an offeror who has made a takeover offer for all of our shares. The holder of shares to which the offer relates, and who has not otherwise accepted the offer, may require the offeror to acquire his shares if, prior to the expiry of the acceptance period for such offer, (i) the offeror has acquired or agreed to acquire not less than 90% in value of the voting shares, and (ii) not less than 90% of the voting rights carried by those shares. The offeror may impose a time limit on the rights of minority shareholders to be bought out that is not less than three months after the end of the acceptance period. If a shareholder exercises his rights to be bought out, the offeror is required to acquire those shares on the terms of this offer or on such other terms as may be agreed.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act, we are empowered by notice in writing to any person whom we know or have reasonable cause to believe to be interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, requiring such person within a reasonable time to disclose to us particulars of that person’s interest and (so far as is within his knowledge) particulars of any other interest that subsists or subsisted in those shares. The Articles of Association specify that a response is required from such person within 14 days after service of any such notice.

Under the Articles of Association, if a person defaults in supplying us with the required particulars in relation to the shares in question, or Default Shares, the directors may by notice direct that:

•	in respect of the Default Shares, the relevant member shall not be entitled to attend or vote (either in person or by proxy) at any general meeting or of a general meeting of the holders of a class of shares or upon any poll or to exercise any right conferred by the Default Shares; and/or
•	where the Default Shares represent at least 0.25% of their class, (a) any dividend (or any part of a dividend) payable in respect of the Default Shares shall be retained by us without liability to pay interest, (b) the shareholder may not be entitled to elect to receive shares instead of a dividend, and (c) no transfers by the relevant member of any Default Shares may be registered (unless the member himself is not in default and the transfer does not relate to Default Shares, the transfer is exempt or that the transfer is permitted under the U.K. Uncertificated Securities Regulations 2001).

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Purchase of Own Shares

Under English law, a limited company may only purchase or redeem its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase, provided that they are not restricted from doing so by their articles. A limited company may not purchase or redeem its own shares if, as a result of the purchase, there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Shares must be fully paid in order to be repurchased.

Subject to the above, we may purchase our own shares in the manner prescribed below. We may make a market purchase of our own fully paid shares pursuant to an ordinary resolution of shareholders. The resolution authorizing the purchase must:

•	specify the maximum number of shares authorized to be acquired;
•	determine the maximum and minimum prices that may be paid for the shares; and
•	specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by resolution of shareholders before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Distributions and Dividends

Under the Companies Act, before a company can lawfully make a distribution or dividend, it must ensure that it has sufficient distributable reserves (on a non-consolidated basis). The basic rule is that a company’s profits available for the purpose of making a distribution are its accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. The requirement to have sufficient distributable reserves before a distribution or dividend can be paid applies to us and to each of our subsidiaries that has been incorporated under English law.

It is not sufficient that we, as a public company, have made a distributable profit for the purpose of making a distribution. An additional capital maintenance requirement is imposed on us to ensure that the net worth of the company is at least equal to the amount of its capital. A public company can only make a distribution:

•	if, at the time that the distribution is made, the amount of its net assets (that is, the total excess of assets over liabilities) is not less than the total of its called up share capital and undistributable reserves; and
•	if, and to the extent that, the distribution itself, at the time that it is made, does not reduce the amount of the net assets to less than that total.

City Code on Takeovers and Mergers

The Company is a public limited company incorporated in, and with its registered office in, the United Kingdom but its securities are not admitted to trading on a regulated market or multilateral trading facility in the United Kingdom (or a stock exchange in the Channel Islands or the Isle of Man). The City Code shall only apply to the Company if it is considered by the Panel to have its place of central management and control in the United Kingdom (or the Channel Islands or the Isle of Man). This is known as the “residency test”. The way in which the test for central management and control is applied for the purposes of the City Code may be different from the way in which it is applied by the United Kingdom tax authorities, HMRC. Under the City Code, the Panel typically considers where the majority of the directors of the Company are resident, amongst other factors, for the purposes of determining where the Company has its place of central management and control. Three of the four directors of the Company are currently resident in the United Kingdom and the place of central management and control of the Company is intended, for the time being, to remain in the United Kingdom meaning that the Company and its shareholders will have the benefit of the protections that the City Code affords, including, but not limited to, under Rule 9 of the City Code as set out below.

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The City Code is issued and administered by the Panel. The City Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the City Code contains certain rules in respect of mandatory offers. Under Rule 9 of the City Code, if a person:

•	acquires an interest in our shares which, when taken together with shares in which he or persons acting in concert with him are interested, carries 30% or more of the voting rights of our shares; or
•	who, together with persons acting in concert with him, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in us, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and depending on the circumstances, its concert parties would be required (except with the consent of the Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

Notwithstanding the above, the Company may cease to be subject to the City Code in the future if there are any changes that lead to the Company being deemed to no longer have its place of central management and control in the United Kingdom, Channel Islands or the Isle of Man.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our Ordinary Shares or Depositary Shares, other than withholding tax requirements. There is no limitation imposed by English law or in the Articles of Association on the right of non-residents to hold or vote shares.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to English law and Delaware law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided 28 clear days’ notice of the resolution has been given to the company and its shareholders. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the Companies Act must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.	Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Vacancies on Board of Directors	Under English law, the procedure by which directors, other than a company’s initial directors, are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

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	England and Wales	Delaware
General Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of General Meetings	Under the Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

Pre-emptive Rights	Under the Companies Act, “equity securities,” being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

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	England and Wales	Delaware
Authority to Allot	Under the Companies Act, the directors of a company must not allot shares or grant of rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of Officers and Directors

Under the Companies Act, any provision, whether contained in a company’s articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company or criminal proceedings in which he is not convicted); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•    any breach of the director’s duty of loyalty to the corporation or its stockholders;

•    acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•     intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•     any transaction from which the director derives an improper personal benefit.

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	England and Wales	Delaware
Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll, and in our case the number in clause (a) above is reduced from five to three.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present, in person or by proxy, at the meeting.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•    the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

•     the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

•     the approval of the board of directors; and

•     approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

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	England and Wales	Delaware
Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

•     to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

•     to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•     to act in accordance with the company’s constitution and only exercise his powers for the purposes for which they are conferred;

•     to exercise independent judgment;

•     to exercise reasonable care, skill and diligence;

•     not to accept benefits from a third party conferred by reason of his being a director or doing, or not doing, anything as a director; and

•     to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

Stockholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•     state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•     allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•     state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

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DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Our Depositary Shares are deposited pursuant to the Second Amended and Restated Deposit Agreement dated December 18, 2023, among the Company, JPMorgan Chase Bank, N.A., as depositary, ands holders and beneficial owners of American Depositary Receipts, or the Deposit Agreement. The depositary registers and delivers the Depositary Shares. Each Depositary Share represents ownership of 400 Ordinary Shares that we will deposit with the custodian, as agent of the depositary, under the Deposit Agreement.

The depositary's office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

The Depositary Share-to-share ratio is subject to amendment as provided in the form of American Depositary Receipt, or ADR, (which may give rise to fees contemplated by the form of ADR). In the future, each Depositary Share will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.

A beneficial owner is any person or entity having a beneficial ownership interest in Depositary Shares. A beneficial owner need not be the holder of the ADR evidencing such Depositary Share. If a beneficial owner is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such Depositary Shares in order to assert any rights or receive any benefits under the Deposit Agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the Deposit Agreement solely through the holder of the ADR(s) evidencing the Depositary Shares owned by such beneficial owner. The arrangements between a beneficial owner and the holder of the corresponding ADRs may affect the beneficial owner's ability to exercise any rights it may have.

An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the Depositary Shares evidenced by the ADRs registered in such ADR holder's name for all purposes under the Deposit Agreement and ADRs. The depositary's only notification obligations under the Deposit Agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of the Depositary Shares evidenced by such ADR holder's ADRs.

Unless certificated ADRs are specifically requested, all Depositary Shares will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such Depositary Shares. In our description, references to American depositary receipts or ADRs shall include the statements you will receive that reflect your ownership of Depositary Shares.

You may hold Depositary Shares either directly or indirectly through your broker or other financial institution. If you hold Depositary Shares directly, by having a Depositary Share registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your Depositary Shares directly. If you hold the Depositary Shares through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. The laws of England and Wales govern shareholder rights. Because the depositary or its nominee will be the shareholder of record for the Ordinary Share represented by all outstanding Depositary Shares, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the Deposit Agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the Deposit Agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of our Company and the depositary and its agents are also set out in the Deposit Agreement. Because the depositary or its nominee will actually be the registered owner of the Ordinary Shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The Deposit Agreement, the ADRs and the Depositary Shares are governed by the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof. Under the Deposit Agreement, as an ADR holder or a beneficial owner of Depositary Shares, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated thereby, may only be instituted in the United States District Court for the Southern District of New York (or, in certain cases, the state courts of New York County, New York), and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

The following is a summary of what we believe to be the material terms of the Deposit Agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire form of Deposit Agreement and the form of ADR that contains the terms of your Depositary Shares. You can read a copy of the form of Deposit Agreement, which is filed as an exhibit to this Registration Statement on Form F-1 (or amendment thereto) filed with the SEC of which this prospectus forms a part. You may also obtain a copy of the Deposit Agreement at the SEC's Public Reference Room, which is currently located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached Deposit Agreement on the SEC's website at http://www.sec.gov.

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Distributions on Deposited Securities, Sales

How will I receive dividends and other distributions on the Ordinary Shares underlying my Depositary Shares?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on Ordinary Shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the Deposit Agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities and/or property under the Deposit Agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary chargeable to holders of Depositary Shares. All sales of securities will be handled by the depositary in accordance with its then current policies. You will receive these distributions in proportion to the number of underlying securities that your Depositary Shares represent. In all instances where the Deposit Agreement or an ADR refers to a “sale” (or words of similar import) of securities or property, the depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by us: (i) the depositary shall, in the event the Deposit Agreement is terminated and the depositary holds deposited securities that are not listed and publicly traded after the termination date of the Deposit Agreement, act in accordance with the termination provisions of the Deposit Agreement and form of ADR in respect of such securities and property; and (ii) in the event the depositary or its custodian receives a distribution other than cash, our Ordinary Shares and/or rights to acquire our Ordinary Shares, and such distribution consists of securities or property that are not distributed by the depositary the depositary will be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the ADR holders. Furthermore, in the event the depositary endeavors to make a sale of Ordinary Shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain registered ADR holders, and (iii) deduction of the depositary's and/or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent that any of the deposited securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the depositary shall make appropriate adjustments in the amounts distributed to the ADR holders issued in respect of such deposited securities. To the extent we or the depositary shall be required to withhold and do withhold from any cash dividend, distribution or net proceeds from sales in respect of any deposited securities an amount on account of taxes, the amount distributed on the Depositary Shares issued in respect of such deposited securities shall be reduced accordingly.

To the extent the depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders entitled thereto, the depositary may in its discretion distribute some or all of the foreign currency received by the depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary retains and holds any cash, foreign currency, securities or other property as permitted under the Deposit Agreement, any and all fees, charges and expenses related to, or arising from, the holding thereof shall be paid from such cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in Ordinary Shares, the depositary will issue additional ADRs to evidence the number of Depositary Shares representing such Ordinary Shares. Only whole Depositary Shares will be issued. Any Ordinary Shares that would result in fractional Depositary Shares will be sold and the net proceeds of the public or private sales of such will be distributed in the same manner as cash to the ADR holders entitled thereto.

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•	Rights to receive additional Ordinary Shares. In the case of a distribution of rights to subscribe for additional Ordinary Shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i)       sell such rights if practicable and distribute the net proceeds of the public or private sales of such rights in the same manner as cash to the ADR holders entitled thereto; or

(ii)       if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds of public or private sales in the same way it distributes cash.

•	Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional Ordinary Shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the Deposit Agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the Ordinary Shares for which no election is made, either (x) cash or (y) additional Depositary Shares representing such additional Ordinary Shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional Depositary Shares. There can be no assurance that ADR holders or beneficial owners of Depositary Shares generally, or any ADR holder or beneficial owner of Depositary Shares in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Ordinary Shares.

If the depositary determines in its sole discretion that any distribution described above is not practicable with respect to any or all ADR holders, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of some or all of any cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such cash, foreign currency, security or other property), and/or it may retain some or all of such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the Depositary Shares will also represent the retained items. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held.

Any U.S. dollars will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the "Disclosures" page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).

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Deposit, Withdrawal and Cancellation

How does the depositary issue Depositary Shares?

The depositary will issue Depositary Shares if you or your broker deposit Ordinary Shares or evidence of rights to receive Ordinary Shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the Depositary Shares to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

In connection with the deposit of Ordinary Shares, the depositary or its custodian may require the following in a form satisfactory to it: (i) a written order directing the depositary to issue to, or upon the written order of, the person or persons designated in such order Depositary Shares representing such deposited Shares; (ii) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (iii) instruments assigning to the depositary, its custodian or a nominee of either any distribution on or in respect of such deposited shares or indemnity therefor; and (iv) proxies entitling the custodian to vote such deposited shares. The deposited Ordinary Shares and any such additional items are referred to as “deposited securities.” As soon as practicable after the custodian receives deposited securities pursuant to any such deposit or pursuant to a distribution or change affecting deposited securities, the custodian shall present such deposited securities for registration of transfer into the name of the depositary, its custodian or a nominee of either, in each case for the benefit of ADR holders, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made) and shall obtain evidence satisfactory to it of such registration.

The custodian will hold all deposited securities (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the Ordinary Shares and only have such rights as are contained in the Deposit Agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited securities.

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the Deposit Agreement continue to be, vested in the beneficial owners of the Depositary Shares representing such deposited securities. Notwithstanding anything else contained herein, in the Deposit Agreement, in the form of ADR and/or in any outstanding Depositary Shares, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the Deposit Agreement be, the record holder(s) only of the deposited securities represented by the Depositary Shares for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of Ordinary Shares, receipt of related delivery documentation and compliance with the other provisions of the Deposit Agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of Depositary Shares to which such person is entitled. All of the Depositary Shares issued will, unless specifically requested to the contrary, be part of the depositary's direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of Depositary Shares registered in such ADR holder's name. An ADR holder can request that the Depositary Shares not be held through the depositary's direct registration system and that a certificated ADR be issued.

How do ADR holders cancel a Depositary Share and obtain deposited securities?

When you turn in your ADR certificate at the depositary's office, or when you provide proper instructions and documentation in the case of direct registration Depositary Shares, subject to the provisions of or governing our Ordinary Shares (including, without limitation, our governing documents and all applicable laws, rules and regulations), the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying Ordinary Shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian's office (or from the custodian to the extent dematerialized). At your risk, expense and request, the depositary may deliver deposited securities (including any certificates therefor) at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of Ordinary Shares in connection with voting at a shareholders' meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

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This right of withdrawal may not be limited by any other provision of the Deposit Agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights,

•	to pay any fees assessed by, or owing to, the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act or be obligated in respect of other matters,

all subject to the provisions of the Deposit Agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the Ordinary Shares which underlie your Depositary Shares. As soon as practicable after receipt from us of notice of any meeting at which the holders of Ordinary Shares are entitled to vote, or of our solicitation of consents or proxies from holders of Ordinary Shares, the depositary shall fix the Depositary Share record date in accordance with the provisions of the Deposit Agreement, provided that if the depositary receives a written request from us in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of England and Wales, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the Depositary Shares evidenced by such ADR holder's ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of Depositary Shares registered in such ADR holder's name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.

Following actual receipt by the ADR department responsible for proxies and voting of ADR holders' instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for The Depositary Trust Company, or DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the Depositary Shares evidenced by such ADR holders' ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.

ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the Deposit Agreement, or for the effect of any such vote. Notwithstanding anything contained in the Deposit Agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules, regulations or requirements of any stock exchange on which the Depositary Shares are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

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There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their Depositary Shares through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The Deposit Agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary in the United States, on the SEC's internet website or upon request to the depositary (which request may be refused by the depositary at its discretion).

Additionally, if we make any written communications generally available to holders of our Ordinary Shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom Depositary Shares are issued, including, without limitation, issuances against deposits of Ordinary Shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the Depositary Shares or deposited securities, and each person surrendering Depositary Shares for withdrawal of deposited securities or whose Depositary Shares are cancelled or reduced for any other reason, a fee of up to $5.00 for each 100 Depositary Shares (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional fees, charges and expenses shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing Ordinary Shares or by any party surrendering Depositary Shares and/or to whom Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the Depositary Shares or the deposited securities or a distribution of Depositary Shares), whichever is applicable:

•	a fee of up to U.S.$0.05 per Depositary Share held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the Deposit Agreement;

•	an aggregate fee of up to US$0.05 per Depositary Share per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	an amount for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian, as well as charges and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the Ordinary Shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee of up to $0.05 per Depositary Share held for the direct or indirect distribution of securities (other than Depositary Shares or rights to purchase additional Depositary Shares) or the net cash proceeds from the public or private sale of such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the depositary, us and/or any third party (which fee may be assessed against ADR holders as of a record date set by the depositary);

•	stock transfer or other taxes and other governmental charges;

•	a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, "ADR.com") and any applicable delivery expenses (which are payable by such persons or ADR holders);

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•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; an

•	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within the banking division of JPMorgan Chase Bank, N.A., or the Bank, and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.

The foreign exchange rate applied to a foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of a foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, ADR holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or Depositary Share or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the Deposit Agreement.

We will pay all other fees, charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the Deposit Agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.

The fees and charges described above may be amended from time to time by agreement between us and the depositary.

The depositary anticipates reimbursing us for certain expenses incurred by us that are related to the establishment and maintenance of the ADR program upon such terms and conditions as we and the depositary may agree from time to time. The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary may also agree to reduce or waive certain fees that would normally be charged on Depositary Shares issued to or at the direction of, or otherwise held by, us and/or certain holders and beneficial owners and holders and beneficial owners of Ordinary Shares of ours. The depositary collects its fees for issuance and cancellation of Depositary Shares directly from investors depositing Ordinary Shares or surrendering Depositary Shares for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of Depositary Shares. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the Deposit Agreement are due in advance and/or when declared owing by the depositary.

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Payment of Taxes

ADR holders and/or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any Depositary Share or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the Depositary Shares evidenced thereby or any distribution thereon such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any Depositary Shares evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current or former ADR holders and beneficial owners, each ADR holder and beneficial owner, and each prior ADR holder and beneficial owner, by holding or owning, or having held or owned, an ADR or an interest in Depositary Shares acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or prior beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. Neither we nor the depositary nor any of our or its respective agents, shall be liable to ADR holders or beneficial owners of the Depositary Shares for failure of any of them to comply with applicable tax laws, rules and/or regulations.

As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of Depositary Shares or the termination of the Deposit Agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of Ordinary Shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell by public or private sale any securities or property received and distribute the proceeds as cash; or

•	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each Depositary Share will then represent a proportionate interest in such property.

Amendment and Termination

How may the Deposit Agreement be amended?

We may agree with the depositary to amend the Deposit Agreement and the Depositary Shares without your consent for any reason. ADR holders must be given at least thirty (30) days' notice of any amendment that imposes or increases any fees on a per Depositary Share basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder or beneficial owner continues to hold an ADR or ADRs, or an interest therein, after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the Deposit Agreement as so amended. No amendment, however, will impair your right to surrender your Depositary Shares and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

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Any amendments or supplements that (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the Depositary Shares or Ordinary Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations that would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the Deposit Agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC's, the depositary's or our website or upon request from the depositary).

How may the Deposit Agreement be terminated?

The depositary may at any time, and shall at our written direction, terminate the Deposit Agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least thirty (30) days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the Deposit Agreement within sixty (60) days of the date of such resignation, and (ii) been removed as depositary under the Deposit Agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the Deposit Agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the Deposit Agreement, the depositary may terminate the Deposit Agreement (a) without notifying us, but subject to giving thirty (30) days' notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy, liquidation proceedings or insolvency, (ii) if our Depositary Shares are delisted from a “national securities exchange” (that has registered with the Commission under Section 6 of the Securities Exchange Act of 1934, as amended), (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, (iv) there are no deposited securities with respect to Depositary Shares remaining, including if the deposited securities are cancelled, or the deposit securities have been deemed to have no value, or (v) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, and (b) immediately without prior notice to the Company, any ADR holder or beneficial owner or any other person if (i) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (ii) the depositary would be subject to liability under or pursuant to any law, rule or regulation, or (iii) required by any governmental authority or body, in each case under (b) as determined by the depositary in its reasonable discretion.

If our Ordinary Shares are not listed and publicly traded on a stock exchange or in a securities market as of the date so fixed for termination or if, for any reason, the depositary does not sell the deposited securities, then after such date fixed for termination, the depositary shall use its reasonable efforts to ensure that the Depositary Shares cease to be eligible for settlement within DTC and that neither DTC nor any of its nominees shall thereafter be an ADR holder. At such time as the Depositary Shares cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, to the extent we are not, to the depositary’s knowledge, insolvent or in bankruptcy or liquidation, the depositary shall (A) cancel all outstanding ADRs; (B) request DTC to provide the depositary with information on those holding Depositary Shares through DTC and, upon receipt thereof, revise the ADR register to reflect the information provided by DTC; (C) instruct its custodian to deliver all deposited securities to us, a subsidiary or affiliate of ours (the company representative) or an independent trust company engaged by us (the trustee) to hold those deposited securities in trust for the beneficial owners of the ADRs if we are not permitted to hold any of the deposited securities under applicable law and/or we have directed the depositary to deliver such deposited securities to the company representative or trustee along with a stock transfer form and/or such other instruments of transfer covering such deposited securities as are needed under applicable law, in either case referring to the names set forth on the ADR register and (D) provide us with a copy of the ADR register.

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Upon receipt of any instrument of transfer covering such deposited securities and the ADR Register, we have agreed that we will, depending on what is legally required under local law, either deliver to each person reflected on such ADR register appropriate documentation to effect the transfer to such persons of the deposited securities previously represented by the Depositary Shares evidenced by their ADRs, approve the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable), procure the relevant updates to the register of members of the Company to reflect the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable) and provide the depositary with a certified copy of the updated register of our shareholders.

To the extent the depositary reasonably believes that we are insolvent, or if we are in receivership, have filed for bankruptcy and/or are otherwise in restructuring, administration or liquidation, and in any such case the deposited securities are not listed and publicly traded on a securities exchange after the termination date, or if, for any reason, the depositary believes it is not able to or cannot practicably sell the deposited securities promptly and without undue effort, the deposited securities shall be deemed to have no value (and such holder shall be deemed to have instructed the depositary that the deposited securities have no value). The depositary may (and, by holding an ADR or an interest therein, all holders irrevocably consent and agree that the depositary may) instruct its custodian to deliver all deposited securities to us (acting, as applicable by an administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify us that the deposited securities are surrendered for no consideration. The Deposit Agreement requires us, subject to applicable law, to promptly accept the surrender of the deposited securities for no consideration and deliver to the depositary a written notice confirming (A) the acceptance of the surrender of the deposited securities for no consideration and (B) the cancellation of such deposited securities. Promptly after notifying us that the deposited securities are surrendered for no consideration and irrespective of whether we haves complied with the immediately preceding sentence, the depositary shall notify ADR holders that their Depositary Shares have been cancelled with no consideration being payable to such ADR holders.

Upon the depositary's compliance with the provisions of any of the above three paragraphs, the depositary and its agents shall be discharged from all, and cease to have any, obligations under the Deposit Agreement and the ADRs.

If our Ordinary Shares are listed and publicly traded on a securities exchange and the depositary believes that it is able, permissible and practicable to sell the deposited securities without undue effort, then the depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the deposited securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the Deposit Agreement, in trust, without liability for interest, for the pro rata benefit of the holders entitled thereto. After making such sale, the depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders, beneficial owners and others

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Ordinary Shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the Deposit Agreement;

•	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the Deposit Agreement and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the Deposit Agreement or as the depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.

The issuance of ADRs, the acceptance of deposits of Ordinary Shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of Ordinary Shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed required, necessary or advisable by the depositary for any reason provided that the ability to withdraw Ordinary Shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of Ordinary Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. The depositary may close the ADR register (and/or any portion thereof) at any time or from time to time when deemed expedient by it.

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The Deposit Agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the Deposit Agreement is intended to constitute a waiver or limitation of any rights that ADR holders or beneficial owners may have under the Securities Act or the Securities Exchange Act of 1934, to the extent applicable. The Deposit Agreement provides that each of us, the depositary and our respective directors, officers, employees, agents and affiliates will:

•	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the United States, England, Wales or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance our, the depositary's or our respective directors’, officers’, employees’, agents' or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or the ADRs provide shall be done or performed by any such party (including, without limitation, voting);

•	incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the Deposit Agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the Deposit Agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•	incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations specifically set forth in the Deposit Agreement and ADRs without gross negligence or willful misconduct;

•	in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the Depositary Shares or the ADRs;

•	in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the Depositary Shares or the ADRs, which in our or our agents’ opinion, as the case may be, may involve us in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested;

•	not be liable (including, without limitation, to ADR holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting Ordinary Shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, from us; or

•	may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners.

The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the Deposit Agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JP Morgan. Notwithstanding anything to the contrary contained in the Deposit Agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the Deposit Agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

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The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of England, Wales, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder's or beneficial owner's income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. None of us, the depositary, the custodian or any of our or their respective directors, officers, employees, agents or affiliates shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or Depositary Shares.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the Deposit Agreement, or for the effect of any such vote. The depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the Deposit Agreement or the form of ADR, in accordance with the depositary's normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the depositary. Specifically, the depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by us or any other party, including any share registrar, transfer agent or other agent appointed by us, the depositary or any other party, to process any transfer, delivery or distribution of cash, shares, other securities or other property, including without limitation upon the termination of the Deposit Agreement, or otherwise to comply with any provisions of the Deposit Agreement that are applicable to it. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary.

We have agreed to indemnify the depositary under certain circumstances and the depositary has agreed to indemnify us under certain circumstances.

Notwithstanding any other provision of the Deposit Agreement or the ADRs to the contrary, neither we nor the depositary, nor any of their respective agents shall be liable to the other for any indirect, special, punitive or consequential damages or lost profits, in each case of any form incurred by any of them or any other person or entity (including, without limitation, holders and beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought, collectively Special Damages, except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, holders and beneficial owners) against the depositary or its agents acting under the Deposit Agreement, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder.

In the Deposit Agreement each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the Ordinary Shares or other deposited securities, the Depositary Shares or the ADRs, the Deposit Agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory).

No provision of the Deposit Agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Securities Act or the Securities Exchange Act of 1934, as amended, to the extent applicable.

The depositary and its agents may own and deal in any class of securities of our Company and our affiliates and in Depositary Shares.

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Disclosure of Interest in Depositary Shares

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other Ordinary Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct ADR holders (and through any such ADR holder, the beneficial owners of Depositary Shares evidenced by the ADRs registered in such ADR holder’s name) to deliver their Depositary Shares for cancellation and withdrawal of the deposited securities so as to permit us to deal directly with the ADR holder and/or beneficial owner of Depositary Shares as a holder of shares and, by holding a Depositary Share or an interest therein, ADR holders and beneficial owners of Depositary Shares will be agreeing to comply with such instructions.

Each ADR holder agrees to provide such information as the Company may request in a disclosure notice, or a Disclosure Notice, given pursuant to the Companies Act or the Articles of Association of the Company. Each ADR holder acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the underlying Ordinary Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently may include, subject to the granting of an appropriate order by the court, the withdrawal of the voting rights of such Ordinary Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Ordinary Shares. In addition, each ADR holder agrees to comply with the provisions of the Disclosure Guidance and Transparency Rules published by the United Kingdom Financial Conduct Authority (as amended from time to time) with regard to the notification to the Company of interests in Ordinary Shares underlying Depositary Shares and certain financial instruments, which currently provide, inter alia, that an ADR holder must notify the Company of the percentage of its voting rights he holds as a shareholder or holds or is deemed to hold through his direct or indirect holding of certain financial instruments (or a combination of such holdings) if the percentage of those voting rights reaches, exceeds or falls below specified thresholds.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary's direct registration system. Registered holders of ADRs may inspect such records at the depositary's office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our Company or a matter relating to the Deposit Agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the Deposit Agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any Depositary Shares or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the Deposit Agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the Deposit Agreement and the applicable ADR or ADRs,

•	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

•	acknowledge and agree that (i) nothing in the Deposit Agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, or beneficial owners may have interests, (v) nothing contained in the Deposit Agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the Deposit Agreement and the ADRs, to constitute notice to any and all beneficial owners of the Depositary Shares evidenced by such ADR holder's ADRs. For all purposes under the Deposit Agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the Depositary Shares evidenced by such ADRs.

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Consent to Jurisdiction

In the Deposit Agreement, we have submitted to the non-exclusive jurisdiction of the state and federal courts in New York, New York and appointed an agent for service of process on our behalf. Any action based on the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in England and/or Wales, the United States and/or any other court of competent jurisdiction.

Under the Deposit Agreement, by holding or owning an ADR or Depositary Share or an interest therein, holders and beneficial owners each irrevocably agree that (i) any legal suit, action or proceeding against or involving holders or beneficial owners brought by us or the depositary, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or Depositary Share or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and (ii) any legal suit, action or proceeding against or involving us and/or the depositary brought by holders or beneficial owners, arising out of or based upon the Deposit Agreement, the Depositary Shares, the ADRs or the transactions contemplated therein or thereby, including, without limitation, claims under the Securities Act may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (a) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (b) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). In the Deposit Agreement each holder and beneficial owner irrevocably waives any objection which it may at any time have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

Jury Trial Waiver

In the Deposit Agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, Depositary Shares or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the Ordinary Shares or other deposited securities, the Depositary Shares or the ADRs, the Deposit Agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.

If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial in the Deposit Agreement is not intended to be deemed a waiver by any holder or beneficial owner of our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

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TAXATION

The following summary contains a description of the material U.S. federal income tax and United Kingdom tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the United Kingdom and regulations thereunder as of the date hereof, which are subject to change.

Certain United Kingdom Tax Considerations

The following is a general summary of certain United Kingdom tax considerations relating to the ownership and disposal of our Ordinary Shares or Depositary Shares and does not address all possible tax consequences relating to an investment in our Ordinary Shares or Depositary Shares. It is based on United Kingdom tax law and generally published His Majesty’s Revenue & Customs, or HMRC, practice as of the date of this prospectus, both of which are subject to change, possibly with retrospective effect. A United Kingdom tax year runs from April 6th in any year to April 5th in the following year.

Save as provided otherwise, this summary applies only to a person who is the absolute beneficial owner of our Ordinary Shares or Depositary Shares and who is resident (and, in the case of an individual, domiciled) in the United Kingdom for tax purposes and who is not resident for tax purposes in any other jurisdiction and does not have a permanent establishment or fixed base in any other jurisdiction with which the holding of our Ordinary Shares or Depositary Shares is connected, or a U.K. Holder. A person who is not a U.K. Holder, including a person (a) who is not resident (or, if resident, is not domiciled) in the United Kingdom for tax purposes, including an individual and company who trades in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which an Ordinary Share or Depositary Share is attributable, or (b) who is resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, is recommended to seek the advice of professional advisors in relation to their taxation obligations.

This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under United Kingdom tax law. In particular this summary:

•	only applies to an absolute beneficial owner of Ordinary Shares or Depositary Shares and any dividend paid in respect of that Ordinary Share where the dividend is regarded for United Kingdom tax purposes as that person’s own income (and not the income of some other person); and

•	(a) only addresses the principal United Kingdom tax consequences for an investor who holds Ordinary Shares or Depositary Shares as a capital asset, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as a dealer, broker or trader in shares or securities and any other person who holds Ordinary Shares or Depositary Shares otherwise than as an investment, (c) does not address the tax consequences for a holder that is a financial institution, insurance company, collective investment scheme, pension scheme, charity or tax-exempt organization, (d) assumes that a holder is not an officer or employee of the company (nor of any related company) and has not (and is not deemed to have) acquired the Ordinary Shares or Depositary Shares by virtue of an office or employment, and (e) assumes that a holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of Depositary Shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the company, and is not otherwise connected with the company.

This summary further assumes that a holder of Depositary Shares is the beneficial owner of the underlying Ordinary Shares for United Kingdom direct tax purposes.

POTENTIAL INVESTORS IN THE DEPOSITARY SHARES SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER UNITED KINGDOM TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES OR DEPOSITARY SHARES, IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

Taxation of Dividends

Withholding Tax.  An individual holder of Ordinary Shares or Depositary Shares who is not a U.K. Holder will not be chargeable to United Kingdom income tax on a dividend paid by the Company, unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to United Kingdom income tax on a dividend received from the Company.

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A dividend received by individual U.K. Holders will be subject to United Kingdom income tax. The rate of United Kingdom income tax that is chargeable on dividends received in either the tax year 2022/2023 or the tax year 2023/2024 by an individual U.K. Holder who is (i) an additional rate taxpayer is 39.35%, (ii) a higher rate taxpayer is 33.75%, and (iii) a basic rate taxpayer is 8.75%. An individual U.K. Holder may be entitled to a tax-free dividend allowance (in addition to their personal allowance) of £2,000 for the tax year 2022/2023 and £1,000 for the tax year 2023/2024, being the amount of dividend income that the relevant individual can receive before United Kingdom income tax is payable. Dividends within the dividend allowance will still count towards the relevant individual's basic, higher or additional rate bands, however. An individual’s dividend income is treated as the top slice of their total income that is chargeable to United Kingdom income tax. Dividends which are covered by an individual’s personal income tax allowance do not count towards and are ignored for the dividend allowance.

Corporation Tax. A U.K. Holder within the charge to United Kingdom corporation tax may be entitled to exemption from United Kingdom corporation tax in respect of dividend payments in respect of an Ordinary Share. If the conditions for the exemption are not satisfied or such U.K. Holder elects for an otherwise exempt dividend to be taxable, United Kingdom corporation tax will be chargeable on the dividend. From April 1, 2023, the main rate of corporation tax of 25% will apply to companies with profits in excess of £250,000. A lower rate of corporation tax of 19% will apply to companies with profits of up to £50,000, and a marginal scaled rate between 19% and 25% will apply to companies with profits between £50,000 and £250,000. If potential investors are in any doubt as to their position, they should consult their own professional advisers.

A corporate holder of Ordinary Shares or Depositary Shares that is not a U.K. Holder will not be subject to United Kingdom corporation tax on a dividend received from the company, unless it carries on a trade in the United Kingdom through a permanent establishment to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on its individual circumstances and if the exemption from United Kingdom corporation tax discussed above does not apply, be chargeable to United Kingdom corporation tax on dividends received from the Company.

U.K. Holders. A disposal or deemed disposal of Ordinary Shares or Depositary Shares by an individual U.K. Holder may, depending on his or her individual circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of United Kingdom capital gains tax. The principal factors that will determine the capital gains tax position on a disposal of Ordinary Shares or Depositary Shares are the extent to which the holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level at which the annual exempt amount for United Kingdom capital gains tax (the “annual exempt amount”) is set by the United Kingdom government for that tax year. The annual exempt amount for the 2022/2023 tax year is £12,300 and for the 2023/2024 tax year is £6,000. If, after all allowable deductions, an individual U.K. Holder’s total taxable income for the relevant tax year exceeds the basic rate income tax limit, a taxable capital gain accruing on a disposal of an Ordinary Share or a Depositary Shares is taxed at the rate of 20%. In other cases, a taxable capital gain accruing on a disposal of our Ordinary Shares or Depositary Shares may be taxed at the rate of 10% or the rate of 20% or at a combination of both rates.

An individual U.K. Holder who ceases to be resident in the United Kingdom (or who fails to be regarded as resident in a territory outside the United Kingdom for the purposes of double taxation relief) for a period of less than five calendar years and who disposes of Ordinary Shares or Depositary Shares during that period of temporary non-United Kingdom residence may be liable to United Kingdom capital gains tax on a chargeable gain accruing on such disposal on his or her return to the United Kingdom (or upon ceasing to be regarded as resident outside the United Kingdom for the purposes of double taxation relief) (subject to available exemptions or reliefs).

A disposal (or deemed disposal) of Ordinary Shares or Depositary Shares by a corporate U.K. Holder may give rise to a chargeable gain or an allowable loss for such holder for the purpose of United Kingdom corporation tax.

Any gain or loss in respect of currency fluctuations over the period of holding Ordinary Shares or Depositary Shares is also brought into account on a disposal.

Non-U.K. Holders. An individual holder who is not a U.K. Holder will not be liable to United Kingdom capital gains tax on capital gains realized on the disposal of Ordinary Shares or Depositary Shares unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the U.K. through a branch or agency in the United Kingdom to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to United Kingdom capital gains tax on chargeable gains arising from a disposal of his or her Ordinary Shares or Depositary Shares.

A corporate holder of Ordinary Shares or Depositary Shares that is not a U.K. Holder will not be liable for United Kingdom corporation tax on chargeable gains realized on the disposal of Ordinary Shares or Depositary Shares unless it carries on a trade in the United Kingdom through a permanent establishment to which the Ordinary Shares or Depositary Shares are attributable. In these circumstances, a disposal (or deemed disposal) of Ordinary Shares or Depositary Shares by such holder may give rise to a chargeable gain or an allowable loss for the purposes of United Kingdom corporation tax.

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Inheritance Tax

If for the purposes of the Double Taxation Relief (Taxes on Estates of Deceased Persons and on Gifts) Treaty United States of America Order 1979 (SI 1979/1454) between the United States and the United Kingdom an individual holder is at the time of their death or a transfer made during their lifetime, domiciled in the United States and is not a national of the United Kingdom, any Ordinary Shares or Depositary Shares beneficially owned by that holder should not generally be subject to United Kingdom inheritance tax, provided that any applicable United States federal gift or estate tax liability is paid, except where (i) the Ordinary Shares or Depositary Shares are part of the business property of a United Kingdom permanent establishment or pertains to a United Kingdom fixed base used for the performance of independent personal services; or (ii) the Ordinary Shares or Depositary Shares are comprised in a settlement unless, at the time the settlement was made, the settlor was domiciled in the United States and not a national of the United Kingdom (in which case no charge to United Kingdom inheritance tax should apply).

Stamp Duty and Stamp Duty Reserve Tax

The United Kingdom stamp duty, or stamp duty, and United Kingdom stamp duty reserve tax, or SDRT, treatment of the issue and transfer of, and the agreement to transfer, an ordinary share outside a depositary receipt system or a clearance service is discussed in the paragraphs under “General” below. The stamp duty and SDRT treatment of such transactions in relation to such systems is discussed in the paragraphs under “Depositary Receipt Systems and Clearance Services” below.

General

An agreement to transfer an ordinary share will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. SDRT is, in general, payable by the purchaser.

The transfer of an Ordinary Share would be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the next £5). The purchaser is liable to HMRC for the payment of the stamp duty (if any). Under current HMRC guidance, no stamp duty should be payable on a written instrument transferring a Depositary Share or on a written agreement to transfer a Depositary Share, on the basis that the Depositary Share is not regarded as either “stock” or a “marketable security” for United Kingdom stamp duty purposes.

If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional) any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is canceled to avoid a double charge as the stamp duty has been paid.

No SDRT or stamp duty is chargeable in respect of shares that are admitted to trading on a “recognized growth market” and not listed on any “recognized stock exchange,” or the AIM Exemption. For so long as the Ordinary Shares were admitted to trading on AIM (which qualifies as a “recognized growth market”) and not listed on a market that would qualify as a “recognized stock exchange,” the AIM Exemption would apply and the transfer of Ordinary Shares or agreement to transfer Ordinary Shares would be exempt from the charge to stamp duty and/or SDRT (as applicable) under the AIM Exemption. Following the cancellation of admission of the Ordinary Shares on AIM, the AIM Exemption no longer applies.

Depositary Receipt Systems and Clearance Services

The Court of Justice of the European Union in C-569/07 HSBC Holdings Plc, Vidacos Nominees Limited v The Commissioners of Her Majesty’s Revenue & Customs and the First-tier Tax Tribunal decision in HSBC Holdings Plc and the Bank of New York Mellon Corporation v The Commissioners of Her Majesty’s Revenue & Customs, have considered the provisions of the European Union Council Directive 69/335/EEC, which was subsequently substituted by the European Union Council Directive 2008/7/EEC, or the E.U. Directives. Following these decisions HMRC has publicly confirmed that issues or transfers of shares of United Kingdom incorporated companies, such as us, to a clearance service (such as, in our understanding, DTC) or a depositary receipt system will not be charged to United Kingdom SDRT at 1.5% where that issue or transfer is an integral part of a raising of new capital.

It was announced as part of the United Kingdom Budget 2017 by the United Kingdom government that the 1.5% stamp duty and SDRT charge will not be enforced on the issue of shares by United Kingdom incorporated companies (and transfers of such shares where the transfer is integral to new capital raising) into clearance services and depositary receipt systems following Brexit. However, the United Kingdom government could potentially introduce new United Kingdom legislation with the effect that a future issue or transfer of our Ordinary Shares into a clearance service or depositary receipt system (even where such an issue or transfer is an integral part of the raising of new capital by the company) may potentially become chargeable to 1.5% stamp duty or SDRT.

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Where an ordinary share is transferred (i) to, or to a nominee for, a person whose business is or includes the provision of clearance services or (ii) to, or to a nominee for a person whose business is or includes issuing depositary receipts and that transfer is not integral to the raising of new capital by the company, stamp duty or SDRT would generally be chargeable at the rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares. Such a stamp duty or SDRT charge will arise if the transfer takes place at a time when the Ordinary Shares are admitted to trading on AIM such that the AIM Exemption would apply. Following the cancellation of the admission of the Ordinary Shares on AIM, however, the AIM Exemption no longer is available.

There is an exception from the 1.5% charge on the transfer to, or to a nominee, a clearance service where the clearance service has made and maintained an election under section 97A(1) of the Finance Act 1986, which has been approved by HMRC. If such an election were made by a clearance service, SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer would arise on any transfer of an ordinary share into such a clearance service and on subsequent agreements to transfer such share within such clearance service. It is our understanding that DTC has not to date made an election under section 97A(1) of the Finance Act of 1986.

Any liability for stamp duty or SDRT in respect of a transfer into a clearance service or depositary receipt system, or in respect of a transfer within such a service, which does arise, will strictly be accountable to HMRC by the clearance service or depositary receipt system operator or their nominee, as the case may be, but will, in practice, be payable by the participants in the clearance service or depositary receipt system.

Certain United States Taxation Matters

The following is a summary of material United States federal income tax consequences of the ownership and disposition of Depositary Shares by United States holders (as defined below). This summary is for general information only and is not tax advice. Each investor should consult its tax advisor with respect to the tax consequences of the ownership and disposition of our securities.

This summary is based on provisions of the Internal Revenue Code of 1986, as amended, or the Code, United States Treasury regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings, and judicial interpretations thereof, and the Convention Between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the United States of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and on Capital Gains of 2001, as amended (referred to below as the United States-U.K. Treaty), all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

For purposes of this discussion, the term “United States holder” means a holder of our Ordinary Shares or Depositary Shares that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation that is created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	any trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) such trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary addresses only the United States federal income tax considerations for United States holders that acquire and hold the Depositary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a holder in light of its particular circumstances, or that may apply to holders that are subject to special treatment under the United States federal income tax laws (including, for example, banks, financial institutions, underwriters, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, persons subject to the alternative minimum tax, persons that have a functional currency other than the United States dollar, tax-exempt organizations (including private foundations), mutual funds, subchapter S corporations, partnerships or other pass-through entities for United States federal income tax purposes, certain expatriates, corporations that accumulate earnings to avoid United States federal income tax, persons who hold Depositary Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, persons who acquire Depositary Shares through the exercise of options or other compensation arrangements, persons who own (or are treated as owning) 10% or more of our outstanding voting stock, or persons who are not United States holders). In addition, this discussion does not address any aspect of state, local, foreign, estate, gift or other tax law that may apply to holders of Depositary Shares.

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The United States federal income tax treatment of a partner in a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) generally will depend on the status of the partner and the activities of the partnership. A partner in such a partnership should consult its tax advisor regarding the associated tax consequences.

Consequences Relating to Ownership and Disposition of Depositary Shares

Ownership of Depositary Shares. For United States federal income tax purposes, a holder of Depositary Shares will generally be treated as if such holder directly owned the ordinary shares represented by such Depositary Shares.

Distributions on Depositary Shares. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” the gross amount of any distribution on Depositary Shares (including withheld taxes, if any) made out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will generally be taxable to a United States holder as dividend income on the date such distribution is actually or constructively received. Any such dividends paid to corporate United States holders generally will not qualify for the dividends received deduction that may otherwise be allowed under the Code. Distributions in excess of our current and accumulated earnings and profits would generally be treated first as a non-taxable return of capital to the extent of the United States holder’s basis in the Depositary Shares, and thereafter as capital gain. However, since we do not calculate our earnings and profits under United States federal income tax principles, it is expected that any distribution on Depositary Shares will be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Dividends paid in currencies other than the United States dollar, if any, will generally be taxable to a United States holder as ordinary dividend income in an amount equal to the United States dollar value of the currency received on the date such distribution is actually or constructively received. Such United States dollar value must be determined using the spot rate of exchange on such date, regardless of whether the non-United States currency is actually converted into United States dollars on such date. The United States holder may realize exchange gain or loss if the currency received is converted into United States dollars after the date on which it is actually or constructively received. In general, any such gain or loss will be ordinary and will be treated as from sources within the United States for United States foreign tax credit purposes.

Subject to the discussion below under “—3.8% Medicare Tax on Net Investment Income,” dividends received by certain non-corporate United States holders (including individuals) from a “qualified foreign corporation” may be eligible for reduced rates of taxation, currently at a maximum rate of 20%, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a foreign corporation will generally be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. United States Treasury Department guidance indicates that the Depositary Shares, which are listed on the NASDAQ Capital Market, would be considered readily tradable on an established securities market in the United States. However, there can be no assurance that the Depositary Shares will be considered readily tradable on an established securities market in future years. A foreign corporation is also treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States which is determined by the United States Treasury Department to be satisfactory for purposes of these rules and which includes an exchange of information provision. The United States Treasury Department has determined that the United States-U.K. Treaty meets these requirements. We would not constitute a qualified foreign corporation for purposes of these rules if we are a passive foreign investment company for the taxable year in which we pay a dividend or for the preceding taxable year, as discussed below under “—Passive Foreign Investment Company Rules.”

Subject to certain conditions and limitations, non-United States taxes, if any, withheld on dividends paid by the Company may be treated as foreign taxes eligible for a credit against a United States holder’s United States federal income tax liability under the United States foreign tax credit rules. The rules governing the United States foreign tax credit are complex, and United States holders should consult their tax advisors regarding the availability of the United States foreign tax credit under their particular circumstances.

Sale of Depositary Shares

A United States holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Depositary Shares in an amount equal to the difference between the amount realized on the disposition and such holder’s tax basis in such securities. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” any gain or loss recognized by a United States holder on a taxable disposition of Depositary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such share exceeds one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

For a cash basis taxpayer, units of foreign currency received will generally be translated into United States dollars at the spot rate on the settlement date of the sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such sale. An accrual basis taxpayer may elect to apply the same rules applicable to cash basis taxpayers with respect to the sale of ADRs that are traded on an established securities market, provided that the election must be applied consistently from year to year and cannot be changed without the consent of the IRS. For an accrual method taxpayer who does not make such an election, units of foreign currency received will generally be translated into United States dollars at the spot rate on the trade date of the sale. Such an accrual basis taxpayer may recognize foreign currency exchange gain or loss based on currency fluctuations between the trade date and the settlement date of such sale. In general, any such gain or loss will be ordinary and will be treated as from sources within the United States for United States foreign tax credit purposes.

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Passive Foreign Investment Company Rules

A foreign corporation is a PFIC if either (1) 75% or more of its gross income for the taxable year is passive income or (2) the average percentage of assets held by such corporation during the taxable year that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

Based upon estimates with respect to its income, assets, and operations, it is expected that we will not be a PFIC for the current taxable year. However, because the determination of PFIC status must be made on an annual basis after the end of the taxable year and will depend on the composition of the income and assets, as well as the nature of the activities, of our activities and those of our subsidiaries from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

If we were to be classified as a PFIC for any taxable year in which a United States holder held the Depositary Shares, various adverse United States tax consequences could result to such United States holders, including taxation of gain on a sale or other disposition of the shares of the corporation, Depositary Shares at ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares, Depositary Shares. Unless a United States holder of PFIC shares elects, in either case if eligible, to be taxed annually on a mark-to-market basis or makes a QEF election and certain other requirements are met, gain realized on the sale or other disposition of PFIC shares would generally not be treated as capital gain. Instead, the United States holder would be treated as if the United States holder had realized such gain ratably over the holder’s holding period for such securities. The amounts allocated to the taxable year of sale or other disposition and to any year before the foreign corporation became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for such year, together with an interest charge in respect of the tax attributable to each such year. Similar rules apply to the extent any distribution in respect of PFIC shares exceeds 125% of the average annual distribution on such PFIC securities received by the shareholder during the preceding three years or holding period, whichever is shorter. With certain exceptions, a foreign corporation is treated as a PFIC with respect to a shareholder (or warrant holder, as applicable) if the corporation was a PFIC with respect to such holder at any time during the holder’s holding period of the foreign corporation’s stock or warrants. Dividends paid to with respect to shares of a PFIC are not eligible for the special tax rates applicable to qualified dividend income of certain non-corporate holders. Instead, such dividend income is taxable at rates applicable to ordinary income.

If we were to be treated as a PFIC, the tax consequences described above could be avoided by a “mark-to-market” election with respect to the Depositary Shares. A United States holder making a “mark-to-market” election (assuming the requirements for such an election are satisfied) generally would (i) be required to include as ordinary income the excess of the fair market value of the Depositary Shares on the last day of the United States holder’s taxable year over the United States holder’s adjusted tax basis in such Depositary Shares and (ii) be allowed a deduction in an amount equal to the lesser of (A) the excess, if any, of the United States holder’s adjusted tax basis in the Depositary Shares over the fair market value of such Depositary Shares on the last day of the United States holder’s taxable year or (B) the excess, if any, of the amount included in income because of the election for prior taxable years over the amount allowed as a deduction because of the election for prior taxable years. In addition, upon a sale or other taxable disposition of Depositary Shares, a United States holder would recognize ordinary income or loss (which loss could not be in excess of the amount included in income because of the election for prior taxable years over the amount allowed as a deduction because of the election for prior taxable years). If we were to be treated as a PFIC, different rules would apply to a United States holder making a QEF election with respect to Depositary Shares. However, we do not intend to prepare or provide the information necessary for United States shareholders to make a QEF election.

United States holders are urged to consult their own tax advisors about the PFIC rules, including the availability of the “mark-to-market” election.

3.8% Medicare Tax on “Net Investment Income”

A 3.8% tax, or “Medicare Tax,” is imposed on all or a portion of “net investment income,” which may include any gain realized or amounts received with respect to Depositary Shares received by (i) United States holders that are individuals with modified adjusted gross income in excess of certain thresholds, and (ii) certain estates and trusts. United States holders should consult their own tax advisors with respect to the applicability of the Medicare Tax resulting from ownership or disposition of Depositary Shares.

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Information Reporting and Backup Withholding

United States holders may be subject to information reporting requirements and may be subject to backup withholding with respect to dividends on Depositary Shares and on the proceeds from the sale, exchange, or disposition of Depositary Shares, currently at a rate of 24%, unless the United States holder provides an accurate taxpayer identification number and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and amounts withheld may be allowed as a credit against the United States holder’s United States federal income tax liability and may entitle the United States holder to a refund, provided that certain required information is timely furnished to the IRS.

Sale of Depositary Shares or Warrants

A United States holder will generally recognize gain or loss on any sale, exchange, redemption, or other taxable disposition of Depositary Shares in an amount equal to the difference between the amount realized on the disposition and such holder’s tax basis in such securities. Subject to the discussion below under “—Passive Foreign Investment Company Rules,” any gain or loss recognized by a United States holder on a taxable disposition of Depositary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in such share exceeds one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

For a cash basis taxpayer, units of foreign currency received will generally be translated into United States dollars at the spot rate on the settlement date of the sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such sale. An accrual basis taxpayer may elect to apply the same rules applicable to cash basis taxpayers with respect to the sale of ADRs that are traded on an established securities market, provided that the election must be applied consistently from year to year and cannot be changed without the consent of the IRS. For an accrual method taxpayer who does not make such an election, units of foreign currency received will generally be translated into United States dollars at the spot rate on the trade date of the sale. Such an accrual basis taxpayer may recognize foreign currency exchange gain or loss based on currency fluctuations between the trade date and the settlement date of such sale. In general, any such gain or loss will be ordinary and will be treated as from sources within the United States for United States foreign tax credit purposes.

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SELLING SHAREHOLDERS

This prospectus covers the possible resale from time to time by the selling shareholders identified in the table below of Ordinary Shares represented by Depositary Shares, including Ordinary Shares represented by Depositary Shares issuable upon the exercise of the Series G Warrants, Series H Warrants, and the Warrant Agent Warrants (referred to in this section collectively and individually as the “warrants”). The selling shareholders may sell some, all or none of their Ordinary Shares represented by Depositary Shares. We do not know how long the selling shareholders will hold the warrants, whether any will exercise the warrants, and upon such exercise, how long such selling shareholders will hold the Ordinary Shares represented by Depositary Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the Ordinary Shares represented by Depositary Shares by each of the selling shareholders. The second column lists the number of Ordinary Shares represented by Depositary Shares beneficially owned by each selling shareholder, based on its ownership of Depositary Shares and warrants to purchase Depositary Shares, as of May 31, 2024, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on conversions or exercises. The third column lists the maximum number of Ordinary Shares represented by Depositary Shares being offered in this prospectus by the selling shareholders. The fourth and fifth columns list the amount of Ordinary Shares represented by Depositary Shares owned after the offering, by number of Ordinary Shares represented by Depositary Shares and percentage of outstanding Ordinary Shares, assuming in both cases the sale of all of the Ordinary Shares represented by Depositary Shares offered by the selling shareholders pursuant to this prospectus, and without regard to any limitations on conversions or exercises.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of Ordinary Shares issued to the selling shareholders at the Closing and the number of Ordinary Shares issued to the selling shareholders upon the exercise of the warrants issued at the Closing and (ii) the maximum number of Ordinary Shares upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of Ordinary Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Ordinary Shares issuable upon exercise of such warrants which have not been exercised. The beneficial ownership limitation may be increased or decreased, provided that in no event shall it exceed 9.99%, upon notice to us, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following the receipt of such notice by us. The number of shares in the table below does not reflect this limitation. See “Plan of Distribution.” The selling shareholders may sell all, some or none of their Ordinary Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Ordinary Shares Owned Prior to Offering **	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus **	Number of Ordinary Shares Owned After Offering** (1)	Percentage of Ordinary Shares Owned after the Offering** *
Bigger Capital Fund, LP (2)	425,035,200	324,757,600	100,277,600	2.7%
Boothbay Absolute Return Strategies, LP (3)	208,881,200	169,908,000	38,973,200	1.1%
Boothbay Diversified Alpha Master Fund LP (4)	106,452,400	86,592,000	19,860,400	*
Brio Capital Master Fund Ltd. (5)	523,812,400	300,000,000	223,812,400	6.2%
Cavalry Fund I LP (6)	1,281,883,200	436,940,000	844,943,200	20.6%
Cavalry Investment Fund LP (7)	207,982,400	48,549,200	159,433,200	4.3%
District 2 Capital Fund LP (8)	453,062,000	362,452,000	90,610,000	2.4%
Ionic Ventures, LLC (9)	483,998,000	300,000,000	183,998,000	5.1%
Iroquois Capital Investment Group LLC (10)	158,902,000	97,500,000	61,402,000	1.7%
Iroquois Master Fund Ltd. (11)	166,392,800	82,500,000	83,892,800	2.3%
Kingsbrook Opportunities Master Fund LP (12)	34,501,200	28,500,000	6,001,200	*
Mercer Street Global Opportunity Fund LLC (13)	429,317,200	183,993,200	245,324,000	6.4%
Ladenburg Thalmann & Co., Inc. (14)	78,796,400	25,831,600	52,964,800	1.4%
Nicholas Stergis (15)	32,289,200	32,289,200	--	--
David Coherd (16)	4,520,400	4,520,400	--	--
Marc Weinberger (17)	1,937,200	1,937,200	--	--

__________________

* Represents beneficial ownership of less than 1%.

** Subject to beneficial ownership blocker.

*** Based upon 3,626,112,922 Ordinary Shares issued and outstanding as of May 31, 2024.

(1)	Assumes that all Ordinary Shares being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional Ordinary Shares after the date of this prospectus and prior to completion of this offering.

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(2)	The selling shareholder holds (i) warrants issued by us in prior transactions which entitle the selling shareholder to purchase an aggregate of 100,277,600 Ordinary Shares (in the form of Depositary Shares), and (ii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 324,757,600 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 9.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 9.99% beneficial ownership limitation, if applicable. The principal business address of Bigger Capital Fund, LP is 11700 West Charleston Blvd, #170-659, Las Vegas, NV 89135.
(3)	The selling shareholder holds (i) 35,771,200 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in a prior transaction which entitle the selling shareholder to purchase an aggregate of 3,202,000 Ordinary Shares (in the form of Depositary Shares), and (iii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 169,908,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Boothbay Absolute Return Strategies, LP, a Delaware limited partnership, or BBARS, is managed by Boothbay Fund Management, LLC, a Delaware limited liability company, or Boothbay. Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by BBARS. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The principal business address of BBARS is c/o Boothbay Fund Management, LLC, 140 East 45th Street, 14th Floor, New York, NY 10017.
(4)	The selling shareholder holds (i) 18,228,800 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in a prior transaction which entitle the selling shareholder to purchase an aggregate of 1,631,600 Ordinary Shares (in the form of Depositary Shares), and (iii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 86,592,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Boothbay Diversified Alpha Master Fund LP, a Cayman Islands limited partnership, or BBDAMF, is managed by Boothbay. Boothbay, in its capacity as the investment manager of BBDAMF, has the power to vote and the power to direct the disposition of all securities held by BBDAMF. Ari Glass is the Managing Member of Boothbay. Each of BBDAMF, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The principal business address of BBDAMF is c/o Boothbay Fund Management, LLC, 140 East 45th Street, 14th Floor, New York, NY 10017.
(5)	The selling shareholder holds (i) 214,144,400 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in a prior transaction which entitle the selling shareholder to purchase an aggregate of 9,668,000 Ordinary Shares (in the form of Depositary Shares), and (iii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 300,000,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Brio Capital Master Fund Ltd. is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401W, Rockville Centre, NY 11570.
(6)	The selling shareholder holds (i) 375,480,000 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in a prior transaction which entitle the selling shareholder to purchase an aggregate of 469,463,200 Ordinary Shares (in the form of Depositary Shares), and (iii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 436,940,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Cavalry Fund I LP is 82 E. Allendale Road, Suite 5B, Saddle River, NJ 07458.

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(7)	The selling shareholder holds (i) 91,318,400 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in prior transactions which entitle the selling shareholder to purchase an aggregate of 68,114,800 Ordinary Shares (in the form of Depositary Shares), and (iii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 48,549,200 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Cavalry Investment Fund LP is 82 E. Allendale Road, Suite 5B, Saddle River, NJ 07458.
(8)	The selling shareholder holds (i) warrants issued by us in a prior transaction which entitle the selling shareholder to purchase an aggregate of 90,610,000 Ordinary Shares (in the form of Depositary Shares), and (ii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 362,452,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 9.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 9.99% beneficial ownership limitation, if applicable. The principal business address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, NY 11743.
(9)	The selling shareholder holds (i) 174,330,400 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in a prior transaction which entitle the selling shareholder to purchase an aggregate of 9,667,600 Ordinary Shares (in the form of Depositary Shares), and (iii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 300,000,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Ionic Ventures, LLC is 3053 Fillmore Street, Suite 2565, San Francisco, CA 94123.
(10)	The selling shareholder holds (i) 30,106,800 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in prior transactions which entitle the selling shareholder to purchase an aggregate of 31,295,200 Ordinary Shares (in the form of Depositary Shares), and (iii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 97,500,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Investment Group LLC. The principal business address of Iroquois Capital Investment Group LLC is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.
(11)	The selling shareholder holds (i) 25,475,200 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in a prior transaction which entitle the selling shareholder to purchase an aggregate of 58,417,600 Ordinary Shares (in the form of Depositary Shares), and (iii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 82,500,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The principal business address of Iroquois Master Fund Ltd. is c/o Iroquois Capital Management, LLC, 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

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(12)	The selling shareholder holds (i) 6,001,200 Ordinary Shares (in the form of Depositary Shares) and (ii) Replacement Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 28,500,000 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Kingsbrook Partners LP, or Kingsbrook Partners, is the investment manager of Kingsbrook Opportunities Master Fund LP, or Kingsbrook Opportunities, and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC, or Opportunities GP, is the general partner of Kingsbrook Opportunities and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities. KB GP LLC, or GP LLC, is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities. The principal business address of Kingsbrook Opportunities is c/o Kingsbrook Partners, 689 Fifth Avenue, 12th Floor, New York, New York 10022.
(13)	The selling shareholder (i) 48,840,800 Ordinary Shares (in the form of Depositary Shares), (ii) warrants issued by us in a prior transaction which entitle the selling shareholder to purchase an aggregate of 196,483,200 Ordinary Shares (in the form of Depositary Shares), and (iii) Series H Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 183,993,200 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Mercer Street Global Opportunity Fund, LLC is 1111 Brickell Avenue, Suite 2920, Miami, FL 33131.
(14)	The selling shareholder holds (i) warrants issued by us in prior transactions which entitle the selling shareholder to purchase an aggregate of 52,964,800 Ordinary Shares (in the form of Depositary Shares), and (ii) Warrant Agent Warrants issued by us which entitle the selling shareholder to purchase an aggregate of 25,831,600 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The principal business address of Ladenburg is 640 Fifth Avenue, 4th Floor, New York, New York 10019.
(15)	The selling shareholder holds Warrant Agent Warrants which entitle the holder to purchase up to an aggregate of 32,289,200 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The selling shareholder is an affiliate of Ladenburg, a broker-dealer. The principal business address of the selling shareholder is 640 Fifth Avenue, 4th Floor, New York, New York 10019.
(16)	The selling shareholder holds Warrant Agent Warrants which entitle the holder to purchase up to an aggregate of 4,520,400 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The selling shareholder is an affiliate of Ladenburg, a broker-dealer. The principal business address of the selling shareholder is 640 Fifth Avenue, 4th Floor, New York, New York 10019.
(17)	The selling shareholder holds Warrant Agent Warrants which entitle the holder to purchase up to an aggregate of 1,937,200 Ordinary Shares (in the form of Depositary Shares) and which we are registering hereby. The warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to exercise that portion of the warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of our Ordinary Shares in excess of the beneficial ownership limitation. The amounts and percentages in the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. The selling shareholder is an affiliate of Ladenburg, a broker-dealer. The principal business address of the selling shareholder is 640 Fifth Avenue, 4th Floor, New York, New York 10019.

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PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Ordinary Shares represented by Depositary Shares covered by this prospectus on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until no holder owns any warrants or Depositary Shares issuable upon exercise thereof; provided, however, that we will not be required to maintain effectiveness so long as the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Depositary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Depositary Shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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EXPENSES OF THE OFFERING

The following table sets forth the expenses payable by us in connection with the sale and distribution of the securities being registered hereby. All amounts shown, other than the SEC registration fee, are estimates:

SEC registration fee	$904
Printing and engraving	5,000
Accounting services	15,000
Legal fees and expenses	50,000
Miscellaneous	5,000
Total	$75,904

LEGAL MATTERS

Certain legal matters in connection with the validity of the securities offered hereby will passed upon for us by Brown Rudnick LLP, London, United Kingdom.

EXPERTS

The financial statements of Biodexa Pharmaceuticals PLC as of December 31, 2023, and for the each of the three years in the period then ended, included in this prospectus and in the registration statement have been so included in reliance on a report of Forvis Mazars LLP (then-named Mazars LLP), an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2023, contains an explanatory paragraph in Note 2 regarding our ability to continue as a going concern.

Forvis Mazars LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of England and Wales. All of our directors and officers of are residents of jurisdictions outside the United States. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets, and all or a substantial portion of the assets of our directors and officers, are located outside of the United States. As a result, it may be difficult for you to serve legal process on us or our directors or have any of them appear in a U.S. court.

We have appointed Donald J. Puglisi of Puglisi & Associates as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

We understand that in England it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in England will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment. In addition, the United States and the United Kingdom have not currently entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our “insiders” are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, information statements and other information regarding issuers at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.biodexapharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities under this prospectus (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 19, 2024;
•	our Reports on Form 6-K and any amendments thereto furnished to the SEC on January 22, 2024, February 23, 2024, April 19, 2024, April 26, 2024, April 30, 2024, May 21, 2024, May 22, 2024, and May 28, 2024, that we incorporate by reference into this prospectus; and
•	the description of our Ordinary Shares and Depositary Shares contained in our registration statement on Form 8-A, originally filed with the SEC on December 2, 2015, as amended on April 30, 2021, including any amendments or reports filed for the purposes of updating such description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.	Indemnification of Directors and Officers.

The Registrant’s articles of association provide that, subject to the United Kingdom Companies Act 2006, every person who is or was at any time a director, alternate director, or former director of the Registrant or of any of its subsidiaries may be indemnified out of the assets of the Registrant against all costs, charges, expenses, losses, damages and liabilities incurred by him or her in performing his duties or the exercise of his or her powers or otherwise in relation to such company. Generally, under the United Kingdom Companies Act 2006, a company may not indemnify its directors against personal liability covering: liability to the company in cases where the company sues the director (i.e., only liability to third parties can be the subject of an indemnity); liability for fines for criminal conduct or fines imposed by a regulator; or other liabilities, such as legal costs, in criminal cases where the director is convicted, or in civil cases brought by the company where the final judgment goes against the director.

The Registrant has entered into a deed of indemnity with each of its directors and officers. Except as prohibited by applicable law, these deeds of indemnity may require the Registrant, among other things, to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such directors and officers in any action or proceeding arising out of their service as a director or officer of the Registrant, or one of its subsidiaries, or arising out of the services provided to another company or enterprise at the Registrant’s request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Recent Sales of Unregistered Securities

The following information is furnished with regard to all securities issued by the registrant within the last three years that were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated below, the issuance of such shares was deemed exempt from registration requirements of the Securities Act, of 1933, as amended, as such securities were offered and sold outside of the United States to persons who were neither citizens nor residents of the United States, pursuant to Regulation S, or such sales were exempt from registration under Section 4(2) of Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated thereunder.

On July 6, 2021, we issued 1,754,386 Ordinary Shares at £5.70 per share to certain non-U.S. investors in a placing in the United Kingdom for aggregate gross proceeds of £10.0 million.

On March 22, 2022, we issued one Ordinary Share upon the exercise of one warrant issued in February 2019 to a certain institutional investor at an exercise price of £200 per share.

On May 3, 2022, we issued 1,250 Ordinary Shares to be purchased under the Share Incentive Plan at £0.02 per share to the trust of the Share Incentive Plan.

On August 3, 2022, we issued warrants to purchase 16,666 Ordinary Shares to a certain institutional investor at an exercise price of £2.70 per share.

On February 15, 2023, we completed the closing of the February Private Placement, pursuant to which we sold to certain institutional investors (1) 3,250,000 Ordinary Shares represented by 8,125 Depositary Shares at $185.60 per Depositary Share, (2) 12,931,020 Ordinary Shares represented by 32,327 Depositary Shares, issuable upon the exercise of Series A Warrants issued in the February Private Placement at an exercise price of $214.40 per warrant, (3) 19,396,400 Ordinary Shares represented by 48,491 Depositary Shares, issuable upon the exercise of Series B Warrants issued in the February Private Placement at an exercise price of $214.40 per warrant, and (4) 62,184,525 Ordinary Shares represented by 155,461 Depositary Shares, issuable upon the exercise of pre-funded warrants issued in the February Private Placement at an exercise price of $0.032 per warrant, for aggregate gross proceeds of approximately $6.0 million. We also issued unregistered February Placement Agent Warrants to purchase a total of 536,800 Ordinary Shares represented by 1,342 Depositary Shares to the placement agent at an exercise price of $400.00 per warrant for 49 warrants and an exercise price of $232.00 per warrant for 1,293 warrants, and Series A Warrants to purchase 625,000 Ordinary Shares represented by 1,562 Depositary Shares at an exercise price of $214.40 per warrant to an investor pursuant to a waiver.

Between March 27, 2023 and May 31, 2024, we have issued 95,137,075 Ordinary Shares upon the exercise of 237,841 pre-funded warrants, Series A Warrants and Series B Warrants issued in the February Private Placement.

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On May 26, 2023, we completed the closing of the May 2023 Registered Direct Offering with institutional investors of (1) 166,017,700 Ordinary Shares represented by 415,044 Depositary Shares, issuable upon the exercise of the Series C warrants, or Series C Warrants, at an exercise price of $16.00 per warrant, (2) 110,675,600 Ordinary Shares represented by 279,689 Depositary Shares issuable upon the exercise of the Series D Warrants at an exercise price of $16.00 per warrant and, (3) 4,426,800 Ordinary Shares represented by 11,067 Depositary Shares issuable upon the exercise of warrants issued to the placement agent in the offering at an exercise price of $15.00 per warrant.

On June 20, 2023 we issued the Series C Warrants, Series D Warrants and warrants issued to the placement agent after receiving required shareholder approval of the allotment of, and disapplication of pre-emption rights with respect to the Ordinary Shares to be issued under the warrants at our June GM.

Between June 20, 2023 and May 31, 2024, we have issued 166,017,700 Ordinary Shares upon the exercise of 415,044 Series C Warrants issued in the May 2023 Registered Direct Offering.

On November 22, 2023, we entered into a series of agreements with (1) Adhera Therapeutics, Inc. and certain of its secured noteholders, or the Secured Noteholders, including an Assignment and Exchange Agreement, and (1) Melior, including the Melior License. On December 21, 2023, in connection with the closing under the agreements, we issued (A) an aggregate of (i) 224,947 Depositary Shares to certain of the Secured Noteholders and (ii) 2,275,050 pre-funded warrants to purchase Depositary Shares to certain of the Secured Noteholders, and (B) 354,428 Depositary Shares to Melior. Between December 21, 2023 and May 31, 2024, we have issued 180,322,400 Ordinary Shares upon the exercise of 450,806 pre-funded warrants issued to the Secured Noteholders.

On February 26, 2024, in connection with our Company’s obligations under the Melior License, we issued 354,428 Depositary Shares to Bukwang.

On April 29, 2024, in connection with the closing of the License Agreement, we issued 378,163 Depositary Shares to Emtora.

On May 24, 2024, in connection with the transactions contemplated by the Warrant Agreements, we issued an aggregate of 3,104,566 Depositary Shares to certain holders of our Series E Warrants and Series F Warrants, upon the exercise of 1,572,674 Series E Warrants and 1,531,892 Series F Warrants, at an exercise price of $1.50 per share. In addition, we issued to such holders an aggregate of 2,359,012 Series G Warrants and 3,695,218 Series H Warrants. The aggregate gross proceeds to the Company were approximately $6.05 million, before deducting agent fees and expenses. Additionally, we issued Warrant Agent Warrants to purchase 161,446 of our Depositary Shares in connection with the offering to Ladenburg and certain designees of Ladenburg.

Item 8.	Exhibits and Financial Statement Schedules

(a)	The Exhibit Index is incorporated herein by reference.

See the Exhibit Index attached to this registration statement, which is incorporated herein by reference.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or the notes thereto.

Item 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

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(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cardiff, Wales, on this 6th day of June, 2024.

BIODEXA PHARMACEUTICALS PLC

By:	/s/ Stephen Stamp
Stephen Stamp
Chief Executive Officer

We, the undersigned, hereby severally constitute and appoint each of Stephen Stamp and Stephen Parker, each in their individual capacity, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as we might or could do in person, hereby ratifying and confirming all facts and things that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title(s)	Date

/s/ Stephen Stamp	Chief Executive Officer, Director,	June 6, 2024
Stephen Stamp	Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer

/s/ Stephen Parker	Non-Executive Chairman of the Board	June 6, 2024
Stephen Parker

/s/ Simon Turton, Ph.D.	Senior Independent Non-Executive Director	June 6, 2024
Simon Turton, Ph.D.

/s/ Sijmen de Vries, M.D.	Non-Executive Director	June 6, 2024
Sijmen de Vries, M.D.

/s/ Ann Merchant	Non-Executive Director	June 6, 2024
Ann Merchant

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-1 has been signed by the undersigned on this 6th day of June, 2024.

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Representative in the United States

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Exhibit Index

Exhibit Number	Title

3.1	Articles of Association of Biodexa Pharmaceuticals PLC, adopted on June 14, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1 (File No. 333-272693), filed with the SEC on June 16, 2023).

4.1	Description of Securities Registered Under Section 12 of the Exchange Act (incorporated by reference to Exhibit 2.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 19, 2024).

4.2	Specimen certificate representing ordinary shares of Biodexa Pharmaceuticals Plc (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1 (File No. 333-272693), filed with the SEC on June 16, 2023).

4.3	Form of Second Amended and Restated Deposit Agreement by and among Biodexa Pharmaceuticals PLC, JPMorgan Chase Bank, N.A., as depositary, and all owners and holders from time to time of American Depositary Shares thereunder (incorporated by reference to Exhibit (a) to the Company’s Registration Statement on Form F-6 (File No. 333-275909), filed with the SEC on December 6, 2023).

4.4	Form of JPMorgan Chase Bank, N.A. American Depositary Receipt (included in Exhibit 4.5 as Exhibit A thereto).

4.5	Form of Warrant issued on October 25, 2019 (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on October 24, 2019).

4.6	Form of Placement Agent Warrant issued on October 25, 2019 (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on October 24, 2019).

4.7	Form of Warrant issued on May 20, 2020 (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on May 20, 2020).

4.8	Form of Placement Agent Warrant issued on May 20, 2020 (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on May 20, 2020).

4.9	Form of Warrant Instrument issued on May 22, 2020 (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on May 20, 2020).

4.10	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 of the Company’s Report on Form 6-K, filed with the SEC on February 9, 2023).

4.11	Form of Series D Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

4.12	Form of May 2023 Placement Agent Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on May 24, 2023).

4.13	Form of Series E Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on December 21, 203).

4.14	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on December 21, 203).

4.15	Form of December 2023 Underwriter Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on December 21, 2023).

4.16	Form of Series F Warrant (incorporated by reference to Exhibit 4.4 of the Company’s Report on Form 6-K, filed with the SEC on December 21, 2023).

4.17	Form of Series G Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Report on Form 6-K, filed with the SEC on May 28, 2024).

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4.18	Form of Series H Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Report on Form 6-K, filed with the SEC on May 28, 2024).

4.17	Form of Warrant Agent Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Report on Form 6-K, filed with the SEC on May 28, 2024).

5.1*	Opinion of Brown Rudnick LLP.

10.1#	Biodexa PLC Enterprise Management Incentive and Unapproved Share Option Scheme (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 19, 2024).

10.2#	Form of Option Agreement (included in Exhibit 10.1).

10.3#	Consultancy Agreement, dated as of April 15, 2014, by and between Midatech Limited and Chesyl Pharma Limited (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form F-4 (File No. 333-206305), originally filed with the SEC on August 11, 2015, as amended).

10.4#	Form of Appointment Letter between Midatech Pharma PLC and certain directors of Midatech Pharma PLC (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form F-4 (File No. 333-206305), originally filed with the SEC on August 11, 2015, as amended).

10.5#	Deed of Indemnity dated August 5, 2015 (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form F-4 (File No. 333-206305), originally filed with the SEC on August 11, 2015, as amended).

10.6†	License, Collaboration and Distribution Agreement, dated as of January 29, 2019, by and between Midatech Pharma PLC, CMS Bridging Limited, CMS Medical Hong Kong Limited and China Medical System Holdings Limited (incorporated by reference to Exhibit 4.17 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, as amended, filed with the SEC on May 28, 2019).

10.7#	The Share Incentive Plan (incorporated by reference to Exhibit 4.27 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 24, 2018).

10.8†#	Service Agreement dated as of September 9, 2019, by and between Midatech Pharma PLC and Stephen Stamp (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on September 19, 2019).

10.9#	Service Agreement, dated as of July 12, 2021, by and between Midatech Pharma PLC and Dmitry Zamoryakhin (incorporated by reference to Exhibit 4.15 of the Company’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on April 26, 2022).

10.10#	Terms of Appointment as Director, dated June 20, 2022, by and between Midatech Pharma PLC and Stephen Barry Parker (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on June 21, 2022).

10.20	Assignment and Exchange Agreement, dated as of November 22, 2023, by and among Biodexa Pharmaceuticals PLC, Adhera Therapeutics, Inc. and the Secured Noteholders (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

10.21†	License Agreement, dated November 22, 2023, by and among Biodexa Pharmaceuticals PLC and Melior Pharmaceuticals I, Inc. (incorporated by reference to Exhibit 10.4 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

10.22	Form of Registration Rights Agreement by and between Biodexa Pharmaceuticals PLC and the Secured Noteholders (incorporated by reference to Exhibit 10.2 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

10.23	Form of Lock-Up Agreement by and between Biodexa Pharmaceuticals PLC and the Secured Noteholders (incorporated by reference to Exhibit 10.3 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

10.24	Form of Registration Rights Agreement by and between Biodexa Pharmaceuticals PLC, Melior Pharmaceuticals, Inc. and Bukwang Pharmaceutical Co. Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

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10.25	Form of Lock-Up Agreement by and between Biodexa Pharmaceuticals PLC and each of Melior Pharmaceuticals, Inc. and Bukwang Pharmaceutical Co. Ltd. (incorporated by reference to Exhibit 10.6 of the Company’s Report on Form 6-K, filed with the SEC on November 27, 2023).

10.26†	License and Collaboration Agreement, dated as of April 25, 2024, by and between Rapamycin Holdings, Inc. (dba Emtora Biosciences) and Biodexa Pharmaceuticals PLC (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on April 26, 2024).

10.27	Form of Warrant Letter Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Report on Form 6-K, filed with the SEC on May 22, 2024).

21.1	Subsidiaries of Biodexa Pharmaceuticals PLC (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 19, 2024).

23.1*	Consent of Forvis Mazars LLP, independent registered public accounting firm.

23.2*	Consent of Brown Rudnick LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

107*	Filing Fee Table.

__

* Filed herewith.

#	Management contract or compensatory plan or arrangement.
†	Certain portions of this exhibit (indicated by asterisks) have been omitted because they are not material and would likely cause competitive harm to Biodexa Pharmaceuticals PLC if publicly disclosed.

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